U.S. SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 28, 2011

NORTH AMERICAN ENERGY RESOURCES, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada

(State or Other Jurisdiction of

Incorporation or Organization)

0-52522	98-0550352
(Commission File Number)	(I.R.S. Employer Identification No.)

228 St. Charles Avenue., Suite 724, New Orleans, Louisiana 70130

(Address of principal executive offices including zip code)

(504) 561-1151

(Registrant’s telephone number, including area code)

Forward Looking Statements

This Form 8-K and other reports filed by the Registrant from time to time with the Securities and Exchange Commission (collectively the Filings) contain or may contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Registrants management as well as estimates and assumptions made by the Registrants management. When used in the filings the words anticipate, believe, estimate, expect, future, intend, plan or the negative of these terms and similar expressions as they relate to the Registrant or the Registrants management identify forward looking statements. Such statements reflect the current view of the Registrant with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of the Registrants Form 10-K entitled Risk Factors) relating to the Registrants industry, the Registrants operations and results of operations and any businesses that may be acquired by the Registrant. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although the Registrant believes that the expectations reflected in the forward looking statements are reasonable, the Registrant cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the securities laws of the United States, the Registrant does not intend to update any of the forward-looking statements to conform these statements to actual results.

Item 2.01 Entry into a Material Definitive Agreement

The following discussion provides only a brief description of the applicable documents described below. The discussion is qualified in its entirety by the full text of the exhibits attached to this Current Report on Form 8-K.

On October 28, 2011, North American Energy Resources, Inc. (“NAEY”) and a private seller (“Seller”) entered into an asset purchase agreement (the “Asset Purchase Agreement”) for the acquisition by NAEY of certain onshore and offshore oil and gas fields of Seller (the “Assets”) for $175 Million in cash, subject to certain purchase price adjustments at closing. The Assets include about 110 producing wells in 34 fields with average net production of 12 million cubic feet per day (MMcf/d) of natural gas and 900 barrels per day of oil (BBl/d), or a total of 2,900 BOE/d. The Assets have Proven Reserves of approximately 15.5 Million BOE with additional Probable and Possible potential of over 10 Million BOE. The closing of the purchase and sale of the Assets is expected to occur upon the satisfaction or waiver of the conditions set forth in the Asset Purchase Agreement, but no later than December 31, 2011, and will have an effective date of June 1, 2011, unless Seller and NAEY mutually agree in writing to extend the closing date. Completion of the purchase is subject to preferential rights-to-purchase held by other working interest owners in a number of the Assets, as well as, several industry-standard closing conditions, including, without limitation, the completion by NAEY of satisfactory due diligence and the receipt of all necessary regulatory approvals. Additionally, NAEY’s ability to close the purchase is contingent on its ability to raise sufficient capital, and the failure to do so could result in termination of the purchase and sale agreement between NAEY and the Seller. NAEY intends to utilize a combination of debt and equity to fund the purchase.

Interim financing for due diligence expenses and operations is being funded pursuant to a $500,000 multiple advance bridge loan provided to NAEY by Clinton W. Coldren. In evidence of the loan, on November 3, 2011, NAEY issued to Clinton W. Coldren that certain 8% Convertible Note in the principal amount of $500,000.00. The Convertible Note has a term of one year and is convertible into shares of common stock of NAEY, in whole or in part at any time, at an initial conversion price equal to 130% of the volume-weighted average price of the common stock for the 50 trading days following October 31, 2011, subject to adjustment for distributions to shareholders, stock splits, reclassification of shares, and tender or exchange offers. NAEY does not have the right to prepay all or any portion of the Note prior to the Maturity Date.

Copies of the Asset Purchase Agreement and related press release, as well as the 8% Convertible Note, are attached as exhibits to this Current Report on Form 8-K.

Item 2.03 Creation of a Direct Financial Obligation.

The following discussion provides only a brief description of the applicable documents described below. The discussion is qualified in its entirety by the full text of the exhibits attached to this Current Report on Form 8-K.

On November 3, 2011, NAEY issued to Clinton W. Coldren an 8% Convertible Note in the principal amount of $500,000.00 (the “Note”). The Note evidences an unsecured, nonrecourse, multiple advance bridge loan by Clinton W. Coldren for the funding of due diligence expenses related to the Asset Purchase Agreement and ongoing operations. The Note is a short-term debt obligation with all outstanding principal and interest due in one payment on October 31, 2012 (the “Maturity Date”) and is convertible into shares of common stock of NAEY, in whole or in part at any time, at an initial conversion price equal to 130% of the volume-weighted average price of the common stock for the 50 trading days following October 31, 2011, subject to adjustment for distributions to shareholders, stock splits, reclassification of shares, and tender or exchange offers. NAEY does not have the right to prepay all or any portion of the Note prior to the Maturity Date.

A copy of the Note setting forth in greater detail the terms of conversion, repayment obligations, and acceleration provisions is attached as an exhibit to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

The following exhibits are furnished as a part of this Current Report on Form 8-K:

10.2* Asset Purchase Agreement, executed October 28, 2011, by and among North American Energy Resources, Inc., and Seller.

10.3 8% Convertible Note dated November 3, 2011 issued by North American Energy Resources, Inc. in favor of Clinton W. Coldren.

99.1 Press Release issued by North American Energy Resources, Inc. on October 31, 2011.

99.2 Omitted Exhibits and Schedules to Asset Purchase Agreement

* An application has been submitted to the Securities and Exchange Commission for confidential treatment, pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, of portions of this exhibit. These portions have been omitted from this exhibit.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN ENERGY RESOURCES, INC. By: /s Clinton W. Coldren Clinton W. Coldren, Chief Executive Officer
DATE: November 3, 2011

¶ ASSET PURCHASE AND SALE AGREEMENT

Between

[CONFIDENTIAL TREATMENT REQUESTED]

and

[CONFIDENTIAL TREATMENT REQUESTED]

(collectively as “Seller”)

and

North American Energy Resources Inc.

(“Buyer”)

October 26, 2011

Exhibit A-1 Leases

Exhibit A-2 Wells

Exhibit A-3 Easements

Exhibit A-4 Contracts

Exhibit A-5 Automobiles and Moveable Trailers

Exhibit A-6 Claims Against Third Parties

Exhibit A-7 Deposits, Pre-Paid Expenses and Refunds

Exhibit B Purchase Price Allocation

Exhibit C Form of Assignment, Bill of Sale and Conveyance

Exhibit D Form of Non-Foreign Affidavit

Exhibit E – Castex Transaction

Schedule 3.2(b) (vii) Amounts Held in Suspense

Schedule 4.1(f) Preferential Rights and Consents to Assign

Schedule 4.1(h) Litigation and Claims

Schedule 4.1(k) AFEs and Cash Calls

Schedule 4.1(m) Subsequent Events

Schedule 4.1 (r) Gas Imbalances

Schedule 4.1(t) Payout Status for Existing Wells

Schedule 4.1(v) Encumbrances and Affiliated Interests

Schedule 14.1(v) [CONFIDENTIAL TREATMENT REQUESTED] Hedges

ASSET PURCHASE AND SALE AGREEMENT

This Asset Purchase and Sale Agreement (this “Agreement”), dated October 26, 2011, is by and between [CONFIDENTIAL TREATMENT REQUESTED], a [CONFIDENTIAL TREATMENT REQUESTED] (“[CONFIDENTIAL TREATMENT REQUESTED]”), the address for which is [CONFIDENTIAL TREATMENT REQUESTED], and [CONFIDENTIAL TREATMENT REQUESTED], a [CONFIDENTIAL TREATMENT REQUESTED] (“[CONFIDENTIAL TREATMENT REQUESTED]”), the address for which is [CONFIDENTIAL TREATMENT REQUESTED] ([CONFIDENTIAL TREATMENT REQUESTED] collectively referred to herein as “Seller”), and North American Energy Resources Inc., a Nevada Corporation, the address for which is 228 St. Charles Avenue, Suite 724, New Orleans, Louisiana 70130 (“Buyer”). Seller and Buyer are sometimes separately referred to as a “Party” and are sometimes collectively referred to as “Parties”.

WHEREAS, subject to the terms and conditions set forth in this Agreement, Buyer desires to purchase from Seller, and Seller desires to sell to Buyer, the Assets, as defined herein.

NOW THEREFORE, in consideration of the mutual promises contained herein, the benefits to be derived by each Party hereunder, and other good and valuable consideration, Buyer and Seller agree as follows:

I.
Certain Definitions

Certain Defined Terms.

The following terms shall have the definitions set forth below:

1.                  “Accounts Receivable” shall mean (a) all trade accounts receivable and other rights to payment from customers of Seller and the full benefit of all security for such accounts or rights to payment, including all trade accounts receivable representing amounts receivable in respect of goods shipped or products sold or services rendered to customers of Seller, (b) all other accounts or notes receivable of Seller and the full benefit of all security for such accounts or notes and (c) any claim, remedy or other right related to any of the foregoing.

2.                  “Adjusted Purchase Price” shall be as defined in Section 3.1.

3.                  “Affiliates” shall mean, as to the party specified, any entity controlling, controlled by or under common control with such specified party. Control, controlling or controlled as used herein means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of another, whether through the ownership of voting securities, by contract or otherwise.

4.                  “Agreement” shall mean this Asset Purchase and Sale Agreement together with its attached Exhibits and Schedules and the operative conveyances and Closing documents, all of which are incorporated into this Agreement for all purposes and as fully as if set forth in the text of this Agreement.

5.                  “Assets” shall be as defined in Section 2.1.

6.                  “Assumed Liability or Liabilities” shall be as defined in Section 7.9.

7.                  “Business Day” shall mean any day which is not a Saturday, Sunday or legal holiday recognized in New Orleans, Louisiana.

8.                  “Castex Transaction” shall mean the transfer by and between Seller and Castex Enregy Development Fund, L.P. of certain assets, rights, contracts and liabilities all as more fully described on Exhibit E.

9.                  “Claim” or “Claims” means any and all claims, demands, suits, causes of action, losses, damages, liabilities, fines, penalties and costs (including attorneys’ fees and costs of litigation) which are brought by or owed to a Third Party.

10.              “Claim Date” shall be defined in Section 13.1(a)(iv)(A).

11.              “Claim Notice” shall be as defined in Section 13.3.

12.              “Closing” shall be the consummation of the transaction contemplated by Article 9.

13.              “Closing Date” shall mean December 31, 2011 or such earlier date mutually agreed upon by Buyer and Seller, subject to Seller’s election to delay the Closing pursuant to Section 6.2(c)(ii).

14.              “Closing Documents” shall be as defined in Section 9.2.

15.              “Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

16.              “Contracts” shall mean all contracts, commitments, agreements, and arrangements that relate to the Assets, including the production, storage, treatment, transportation, processing, purchase, sale, disposal or other disposition of Substances therefrom or in connection therewith and any and all amendments, ratifications or extensions of the foregoing, together with (a) all rights, privileges, and benefits of Seller thereunder arising on or after the Effective Date, (b) all rights of Seller thereunder to audit the records of any party thereto and to receive refunds of any nature thereunder, relating to periods after the Effective Date, (c) all claims for take-or-pay or other similar payments arising before or after the Effective Date that have not been disclosed in any Exhibit, and (d) rights to make claims and receive proceeds under any insurance policy held by or on behalf of Seller in connection with the Assets for any claim that arises from the Effective Date through the Closing Date in connection with the Assets.

17.              “Defensible Title” shall mean, respectively as to each Lease, such title held by Seller that (i) entitles Seller to receive not less than the applicable Net Revenue Interest or Net Revenue Interests specified for such Lease or Well in Exhibit A-1 or A-2; (ii) obligates Seller to bear the costs and expenses attributable to the maintenance, development, and operation of such Lease in an amount not greater than the applicable Working Interest or Working Interests specified for such Lease or Well in Exhibit A-1 or A-2; and, (iii) except for Permitted Encumbrances, is free and clear of all liens and encumbrances.

18.              “Deferred Adjustment Claim” shall be as defined in Section 6.5.

19.              “Deferred Matters Date” shall be as defined in Section 6.5

20.              “Effective Date” shall mean 12:01 am on June 1, 2011.

21.              “Environmental Claim” shall mean any action or written notice threatening same by any Third Party alleging potential liability of Seller arising out of or resulting from any past or current, actual or alleged violation of, or liability under, or any remedial obligation under, any Environmental Law with respect to the Assets or as a result of an Environmental Condition with respect to the Assets.

22.              “Environmental Condition” shall mean a condition or circumstance existing at or prior to the Effective Date (or prior to the Closing Date as a result of a breach by Seller of Section 8.1) with respect to the air, soil, subsurface, surface waters, groundwaters, and/or sediments that causes (i) an Asset or Seller not to be in compliance with any Environmental Law, including any permits issued thereunder, in all material respects, (ii) an Asset to be required to be remediated (or other corrective action taken with respect to such Asset) under any Environmental Law, or (iii) potential liability to a Third Party because of such condition or circumstance.

23.              “Environmental Defect” shall mean an Environmental Condition or Environmental Claim with respect to the Assets for which Buyer's estimate of the expense or liability related to such Environmental Condition or Environmental Claim for Seller and all Third Parties that would share in the expense or liability in the aggregate exceeds $50,000.

24.              “Environmental Defect Amount” shall mean, with respect to an Environmental Condition or Environmental Defect, Buyer's estimate of Buyer's cost of the Remediation of such Environmental Condition or Environmental Defect.

25.              “Environmental Defect Notice” shall be as defined in Section 5.2(a).

26.              “Environmental Defect Property” shall be as defined in Section 5.2(b).

27.              “Environmental Laws” shall mean all Laws relating to (a) the control of any potential pollutant, or protection of the air, water, land, wetlands, natural resources, wildlife and endangered species, (b) solid, gaseous or liquid waste generation, handling, treatment, storage, disposal or transportation, and (c) exposure to hazardous, toxic, radioactive or other substances alleged to be harmful. "Environmental Laws" shall include, but are not limited to, the Clean Air Act, the Clean Water Act, the Resource Conservation Recovery Act, the Superfund Amendments and Reauthorization Act, the Toxic Substances Control Act, the Safe Drinking Water Act, and CERCLA and shall also include all state, local and municipal Laws dealing with the subject matter of the above listed Federal statutes or promulgated by any governmental or quasigovernmental agency thereunder in order to carry out the purposes of any Federal, state, local or municipal Law.

28.              “Environmental Liabilities” shall mean any and all costs (including costs of Remediation), damages, settlements, expenses, penalties, fines, taxes, prejudgment and post-judgment interest, court costs and attorneys' fees incurred or imposed (i) pursuant to any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar act (including settlements) by any Governmental Authority to the extent arising out of or under Environmental Laws or (ii) pursuant to any Environmental Claim by a Governmental Authority or other Third Party.

29.              “Environmental Matters” shall mean (i) any order, notice of responsibility, directive (including requirements embodied in Environmental Laws), injunction, judgment or similar act (including settlements) by any Governmental Authority arising out of or under any Environmental Laws or (ii) pursuant to any Environmental Claim by a Governmental Authority or other Third Party.

30.              “Examination Period” shall mean that period of time commencing upon execution of this Agreement and which will terminate at 5:00 p.m., Central Time, five (5) Business Days prior to the Closing.

31.              “Excluded Assets” shall be as defined in Section 2.2.

32.              “Governmental Authority” shall mean (i) the United States of America, (ii) any state, county, municipality or other governmental subdivision within the United States of America, and (iii) any court or any governmental department, commission, board, bureau, agency or other instrumentality of the United States of America or of any state, county, municipality or other governmental subdivision within the United States of America.

33.              “Hazardous Materials” shall mean any explosives, radioactive materials, asbestos material, urea formaldehyde, hydrocarbon contaminants, underground tanks, pollutants, contaminants, hazardous, corrosive or toxic substances, special waste or waste of any kind, including compounds known as chlorobiophenyls and any material or substance the storage, manufacture, disposal, treatment, generation, use, transport, mediation or release into the environment of which is prohibited, controlled, regulated or licensed under Environmental Laws, including, but not limited to, (i) all "hazardous substances" as that term is defined in Section 101(14) of the Comprehensive Environmental Response, Compensation and Liability Act, as amended, and (ii) petroleum and petroleum products.

34.              “Intellectual Property Assets” shall mean all Assets consisting of intellectual property owned or licensed (as licensor or licensee) by Seller in which Seller has a proprietary interest, including all: (i) Seller’s name, all assumed fictional business names, trade names, registered and unregistered trademarks, service marks and applications (collectively, “Marks”); (ii) all patents, patent applications and inventions and discoveries that may be patentable, if any (collectively, “Patents”); (iii)all registered and unregistered copyrights in both published works and unpublished works, if any (collectively, “Copyrights”); (iv) all rights in mask works; (v) all know-how, trade secrets, confidential or proprietary information, customer lists, Software, technical information, data, process technology, plans, drawings and blue prints, if any (collectively, “Trade Secrets”); and (vi) all rights in internet web sites and internet domain names presently used by Seller (collectively “Net Names”).

35.              “Law” shall mean any applicable statute, law (including common law), ordinance, regulation, rule, ruling, order, writ, injunction, decree or other official act of or by any Governmental Authority.

36.              “Liabilities” shall mean (i) any liability or obligation of any kind, character or description, whether known or unknown, absolute or contingent, accrued or unaccrued, disputed or undisputed, liquidated or unliquidated, secured or unsecured, joint or several, due or to become due, vested or unvested, executory, determined, determinable or otherwise, (ii) the Plugging and Abandonment Obligations, and (iii) any and all debts, losses, liabilities, duties, claims, taxes, costs and expenses (including, without limitation, any attorneys’ fees and any and all expenses whatsoever incurred in connection therewith), absolute or contingent, accrued or unaccrued, liquidated or unliquidated, known or unknown arising out of or attributable to the exploration, development, ownership, use, construction, maintenance or operation of any of the Assets, including, without limitation, any and all Environmental Liabilities arising out of or attributable to any Environmental Matter.

37.              “Loss” or “Losses” shall be as defined in Section 13.1(a).

38.              “Material Adverse Effect” shall mean an adverse effect on the value of the Assets of $500,000 or more, but excluding any effect resulting from any change in economic, industry or market conditions (whether general or regional in nature or limited to any area where any Assets are located) or from any change in Law or regulatory policy after the Effective Date.

39.              “Net Revenue Interest” shall mean an interest (expressed as a percentage or decimal fraction) in and to all oil and gas produced and saved from or attributable to a Lease.

40.              “Offsite Environmental Matter” shall mean any Environmental Condition resulting from Hazardous Materials originating from the Assets that have been transported for disposal, reclamation or recycling from the Assets during the ownership of the Assets by Seller and prior to the Effective Date (or prior to the Closing Date as a result of a breach by Seller of Section 8.1) to properties owned by third parties.

41.              “Permitted Encumbrances” shall mean any of the following matters:

(1)               Lessors’ royalties, overriding royalties, reversionary interests and similar burdens of record on or deductions from the proceeds of production that do not operate to reduce the net revenue interest of the Seller in production from any Well or Lease below the before and after payout interests as set forth in Exhibit A-1 or A-2 with respect to such Well or Lease;

(2)               Sales contracts as reflected on Exhibit A-4;

(3)               Any preferential rights to purchase and required third-party consents and similar agreements burdening any of the Assets;

(4)               Liens for Taxes not yet delinquent;

(5)               Materialman’s, mechanic’s, repairman’s, employee’s, contractor’s, operator’s, and other similar liens or charges arising in the ordinary course of business (i) if they have not been filed pursuant to Law, (ii) if filed, they have not yet become due and payable or payment is being withheld as provided by Law, or (iii) if their validity is being contested in good faith by appropriate action;

(6)               Easements, rights-of-way, servitudes, permits, surface leases and other rights in respect of surface operations;

(7)               All other liens, charges, encumbrances, contracts, agreements, instruments, obligations, defects and irregularities affecting the Assets which do not interfere materially with the operation, value or use of any Asset, were entered into in the ordinary course of business, and do not operate to reduce the net revenue interest of the Seller in production from any Well or Lease below the before and after payout interests as set forth on Exhibit A-1 or A-2 with respect to such Well or Lease;

(8)               All rights reserved to or vested in any Governmental Authority to control or regulate any of the Assets of the Seller in any manner, and all applicable laws, rules and orders of any Governmental Authority;

(9)               Any encumbrance on or affecting the Assets that is discharged at or prior to Closing;

(10)           Any Title Defects that Buyer may have expressly waived in writing;

(11)           The terms and conditions of existing contracts as shown on Exhibit A-4 with respect to the Assets, including but not limited to, any and all operating agreements, which do not operate to reduce the net revenue interest of Seller in production from any Well or Lease below the before and after payout interests as set forth on Exhibit A-1 or A-2 with respect to such Well or Lease;

(12)           The joint operating agreements, units agreements, preferential rights to purchase properties, and other agreements more fully described on Exhibit A-4;

(13)           Rights of reassignment contained in any Leases providing for reassignment upon the surrender or expiration of any Lease;

(14)           The litigation listed in Schedule 4.1(h);

(15)           The “[CONFIDENTIAL TREATMENT REQUESTED]” listed in Schedule 4.1(v); and

(16)           The “[CONFIDENTIAL TREATMENT REQUESTED] ORRIs” listed in Schedule 4.1(v);

provided however, that none of the foregoing shall be deemed to negate, modify or limit any other express provisions of this Agreement.

42.              “Plugging and Abandonment Obligations” shall mean any and all Liabilities arising out of or attributable to the plugging and abandonment or any obligation to plug or abandon any Well, flow lines or facilities located on the Assets as of the Effective Date.

43.              “Preference Right” or “Preference Rights” shall mean any right or agreement that enables or may enable any third party to purchase or acquire any Asset or any interest therein or portion thereof as a result of or in connection with the sale to Buyer of such Asset.

44.              “Purchase Price” shall be as defined in Section 3.1.

45.              “Records” shall mean any and all of Seller’s books, records, contracts, agreements, abstracts of title, title opinions, title files, ownership maps, lease files, assignments, division orders, third party reserve reports, and other documents and reports relating to the Assets, including without limitation the following:

(1)               Seismic data and subsurface structural interpretations;

(2)               Maps (including cross sections) depicting geologic or reservoir properties such as gross or net pay thickness, faulting, porosity, permeability, gas saturation, reservoir boundaries or similarly relevant subsurface information;

(3)               Well information, including drilling records, well logs, well files, and production records;

(4)               Copies of records, made at Buyer’s expense, concerning past payment of excise taxes, property taxes, severance taxes, ad valorem taxes, franchise taxes, production taxes and any other taxes assessed against or related to real and personal property and production activities associated with the Assets; but, excluding state and federal income taxes paid by Seller or its affiliates;

(5)               Copies of accounting information, invoices and other records,made at Buyer’s expense, concerning field expenses, payments made to royalty owners, lessors, contractors and other third parties and concerning payments/proceeds received from working interest owners, purchasers of production and any other third parties;

(6)               Any and all information concerning environmental matters including studies, reports, testing and sampling results, inspections, correspondence with contractors, government agencies or any other third parties, and any other information related to the environmental condition of the Assets or operations thereon; and

(7)               Copies of any and all information and records, made at Buyer’s expense, related to regulatory matters of any kind involving federal, state or local governmental agencies such as (but not limited to) permits, applications for agency action, enforcement proceedings, rulemaking and any similar regulatory activities.

46.              “Remediation” shall mean, with respect to an Environmental Condition, the implementation and completion of any actions required under Environmental Laws to correct or remove such Environmental Condition.

47.              “Representatives” shall be defined as in Section 7.2(a).

48.              “Royalty Loss” shall be as defined in Section 13.1(a)(iv)(B).

49.              “Seller Knowledge” shall mean the actual knowledge of [CONFIDENTIAL TREATMENT REQUESTED], [CONFIDENTIAL TREATMENT REQUESTED] and/or [CONFIDENTIAL TREATMENT REQUESTED].

50.              “Substances” shall mean all severed crude oil, natural gas, casinghead gas, drip gasoline, natural gasoline, petroleum, natural gas liquids, condensate, products, liquids and other hydrocarbons and other minerals or materials of every kind and description produced from the Assets.

51.              “Surface Contracts” shall mean all leases, easements, privileges, right-of-way agreements, licenses or other agreements relating to the use or ownership of surface and subsurface properties and structures that are used or held for use in connection with the exploration, production or development of Substances from the Assets.

52.              “Survival Period” shall be as defined in Section 10.1.

53.              “Tangible Personal Property” shall mean all machinery, equipment, tools, furniture, office equipment, computer hardware, supplies, materials, vehicles and other items of tangible personal property of every kind owned or leased by Seller (wherever located and whether or not carried on Seller’s books), together with any express or implied warranty by the manufacturers or sellers or lessors of any item or component part thereof, and all maintenance records and other documents relating.

54.              “Taxes” shall mean any federal, state, local or foreign gross receipts, license, excise, severance, franchise, real property, personal property, sales, use, alternative or add-on minimum, estimated tax or other tax of any kind whatsoever, including any interest, fines, penalty or other like assessment or addition thereto, whether disputed or not, including such item for which a liability arises as a transferee or successor-in-interest.

55.              "Third Party" shall mean any individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, limited liability company, joint venture or other entity, or a Government Authority or any trustee, receiver, custodian or similar official except for Buyer.

56.              “Title Defect” shall mean any condition described in Section 6.2 (d).

57.              “Title Defect Amount” shall be as defined in Section 6.2(d).

58.              “Title Defect Deductible” shall be as defined in Section 6.2(d).

59.              “Title Defect Notice” shall be as defined in Section 6.2(a).

60.              “Title Defect Property” shall be as defined in Section 6.2(c).

61.              “Transfer Requirement” shall mean any consent, approval, authorization or permit of, or filing with or notification to, any third party which is required to be obtained, made or complied with for or in connection with the sale of the Assets to Buyer as contemplated by this Agreement.

62.              “Well” or “Unit” means each well (whether producing, plugged and abandoned, shut-in, injection or water supply), well completion, multiple well completion, unit or other subdivision of property described in Exhibit A-2 or owned in connection with the Leases.

63.              “Working Interest” shall mean the percentage of costs and expenses attributable to the maintenance, development and operation of a Well or Unit.

II.
Sale and Purchase of Assets

Assets To Be Sold.

On and subject to the terms and conditions of this Agreement, at the Closing, but effective as of the Effective Date, Seller shall sell, convey, assign, transfer and deliver to Buyer, and Buyer shall purchase and acquire from Seller, all of Seller’s right, title and interest in and to the following (but excluding the Excluded Assets):

(1)               Lease(s). Subject to the Castex Transaction, all of Seller’s right, title, and interest in each lease, or portion thereof, and other interests in oil and gas described in Exhibit A-1, which include without limitation the Castex Assets, (each a “Lease” and collectively the “Leases”) and all rights, privileges and obligations appurtenant to each Lease, including without limitation record title interest, operating rights, working interest, overriding royalty interests, carried interests, net profits interests, and any other interests of a similar nature; and

(2)               Associated Interests. Subject to the Castex Transaction, all of Seller’s rights and obligations in any unit in which a Lease is included, or arising from any cooperative agreement, well slot use agreement, platform ownership agreement or construction and operating agreement and any agreement similar to the foregoing, to the extent that these rights arise from and are associated with a Lease or other Asset, including without limitation, all rights derived from any operating agreement, unit agreement or other agreement or from any declaration or order of any governmental body (the “Associated Interests”); and

(3)               Wells Subject to the Castex Transaction, all of Seller’s right, title and interest in all wells located on a Lease (or lands unitized with a Lease), or otherwise situated (the “Wells”), including without limitation (i) all oil, gas or condensate wells and wellbore(s) (whether producing, not producing or temporarily or permanently abandoned) and (ii) all water source, water injection and other injection and disposal wells and systems, and including but not limited to those listed on Exhibit A-2; and

(4)               Platforms, Pipelines, and Facilities. Subject to the Castex Transaction, all of Seller’s right, title and interest in all platforms, facilities, gathering systems, equipment, fixtures, inventory, spare parts, tools and other personal property (but excluding personal computers and peripheral computer equipment and telecommunications equipment unless purchased for the joint account under a joint operating account applicable to a Lease), but only if (i) located on a Lease, or lands unitized therewith and used or dedicated exclusively to operations on a Lease or lands unitized therewith, or (ii) located on the Assets (the “Platforms, Pipelines & Facilities”); and

(5)               Easements. Subject to the Castex Transaction, all of Seller’s right, title and interest in all easements, rights of way, licenses, permits, servitudes, surface leases and similar interests exclusively applicable to or exclusively used in operating a Lease, the Assets, or the Wells, Platforms, Pipelines and Facilities described above, including but not limited to those listed on Exhibit A-3 (the “Easements”); and

(6)               Contract Rights. Subject to the Castex Transaction, all of Seller’s right, title and interest in the contracts and contractual rights, insurance policies, obligations and interests, to the extent assignable or transferable, insofar as relating to any Lease, and those other contracts and contractual rights, insurance policies, obligations and leases, including any contracts relating to the Castex Assets, related to any of the Assets and identified on Exhibit A-4 hereto (the “Contract Rights”) to the extent arising on or after the Effective Date; and

(7)               Castex Assets. All of Seller’s right, title and interest in and to all of the property and non-cash assets of every kind and description, wherever located, and acquired by Seller in the closing of the Castex Transaction (“Castex Assets”), if any; and

(8)               Tangible Personal Property. All Tangible Personal Property, including, without limitation each automotive vehicle and trailer listed on Exhibit A-5; and

(9)               Accounts Receivable. All Accounts Receivable related to (a), (b), (c), (d), (e), (f) and (g) to the extent arising on or after the Effective Date; and

(10)           Post-Effective Date Insurance Benefits. All insurance benefits, including rights and proceeds, arising from or relating to the Assets or the Assumed Liabilities on or after the Effective Date, unless expended in accordance with this Agreement; and

(11)           Post-Effective Date Third Party Claims. All claims of Seller against third parties relating to the Assets arising on or after the Effective Date, whether choate or inchoate, known or unknown, contingent or noncontingent, including all such claims listed in Exhibit A-6; and

(12)           Post-Effective Date Deposits and Prepaid Expenses. All rights of Seller relating to deposits and prepaid expenses paid by Buyer, and claims for refunds and rights to offset in respect thereof that arise or are created after the Effective Date and relating to the Assets, other than those listed on Exhibit A-7; and

(13)           Business Records. Originals, photocopies or other images of all lease files, land files, well files, well information, well data bases, production records, monthly platform product and/or producer imbalance statements and supporting documentation as available, division order files, abstracts, title opinions and contract files, petrophysical studies and support data, geological and geophysical data (excluding core samples) in Seller’s possession insofar as they directly relate to a Lease or lands unitized therewith or other interests included in the Assets and, to the extent available, originals, photocopies or other images of operating procedures and policies, safety procedures and policies, emergency response plans, emergency spill response plans, operation manuals, plant drawings or equipment and processes, mechanical integrity procedures and records, analysis and records, inspections, records of governmental filings in Seller’s possession insofar as they directly relate to wells, platforms, pipelines, & facilities conveyed as part of the Assets (but excluding any internal valuations, price forecasts, interpretive data or documentation, privileged or confidential information, information or records that are subject to any Third Party license or secrecy agreement that may restrict Seller’s ability to disclose or transfer such information or records, or documents that relate solely to any Retained Obligation). Where the electronic version of the relevant well data desired by Buyer is held by a Third Party vendor, Buyer will be solely responsible for the cost to obtain same from the vendor; provided, Seller shall use its commercially reasonable efforts to assist Buyer;

(14)           Seismic. Originals, photocopies or other images (electoronic or orthewise) of all proprietary geophysical, geological and/or seismic data and maps in the possession of Seller or Seller’s parent [CONFIDENTIAL TREATMENT REQUESTED], in electronic format if available, insofar as they directly relate to a Lease or lands unitized therewith or other interests included in the Assets, including without limitation, all processing, reprocessing and derivative products and all rights therein. Where the relevant data desired by Buyer is held by a Third Party vendor, Buyer shall have the right to obtain a copy of said relevant data from the Third Party vendor to the extent that Buyer can demonstrate that it has a license or other right to the underlying data set or derivations derived therefrom on which the reprocessing is based, and that transfer of such reprocessing will not violate the terms of Seller’s license agreement or to the extent that they may be lawfully assigned or licensed by Seller to Buyer;

(15)           Environmental Records. Originals, photocopies, or other images (electronic or otherwise) of all environmental records, permits, licenses, assessments, investigations, audits, remedial or corrective actions, or analysis associated with, relating to, or regarding the Assets. Such records include, but are not limited to, any documents regarding compliance with Environmental Laws and any correspondence to or from any federal, state, or local regulatory agencies regarding the same;

All of the property and assets to be transferred to Buyer hereunder are herein referred to collectively as the “Assets.”

Excluded Assets.

Notwithstanding anything to the contrary contained in Section 2.1, or elsewhere in this Agreement, the following assets of Seller (collectively the “Excluded Assets”) are not part of the sale and purchase contemplated hereunder and are excluded from the Assets and shall remain the property of Seller after Closing:

(1)               Office Property. All of Seller’s right, title and interest in and to the leased premises in [CONFIDENTIAL TREATMENT REQUESTED], [CONFIDENTIAL TREATMENT REQUESTED] and [CONFIDENTIAL TREATMENT REQUESTED], [CONFIDENTIAL TREATMENT REQUESTED], together with all other equipment, improvements and facilities located on or appurtenant to said leased premises (collectively, the “Office Property”); and

(2)               Other Seller Leases. All oil and gas leases, or portions thereof, and all other interests in oil and gas and associated properties not specifically described in Exhibits A-1, A-2 or A-3.

(3)               Intellectual Property Assets. All of the intangible rights and property of Seller, including Intellectual Property Assets, going concern value, goodwill, telephone, telecopy and e-mail addresses and listings; and

(4)               Castex Interest. All of Seller’s right, title and interest in (i) the property and non-cash assets to be transferred by Seller to Castex Energy Development Fund, L.P. in the closing of the Castex Transaction; and (ii) all cash proceeds received by Seller or to which Seller may be entitled pursuant to the Castex Transaction.

(5)               all claims of Seller against third parties relating to the Assets arising prior the Effective Date, whether choate or inchoate, known or unknown, contingent or noncontingent, including, but not limited to, all such claims listed in Exhibit A-6;

(6)               all rights of Seller relating to deposits and prepaid expenses paid by Seller, claims for refunds and rights to offset in respect thereof relating to the Assets prior to the Effective Date, including, but not limited to, all such claims listed in Exhibit A-7;

(7)               confidential and proprietary documents and information relating to Seller’s attempts to sell the Assets prior to the Effective Date, if any, including the names of prospective purchasers, bids or offers made by third parties, analyses by Seller of any offer to purchase the Assets prior to the Effective Date, correspondence or other communications with third parties concerning the potential sale of the Assets or any part thereof pior to the Effective Date, and any correspondence, documents or communications relating to the transaction contemplated by this Agreement, except those between Seller and Buyer or to the extent previously provided to Buyer.

III.
Purchase Price

Purchase Price.

The purchase price for the sale and conveyance of the Assets to Buyer is ONE HUNDRED SEVENTY FIVE MILLION United States Dollars ($175,000,000.00) (the “Purchase Price”) payable in cash at the Closing, adjusted in accordance with the terms of this Agreement. The “Adjusted Purchase Price” shall be the Purchase Price, as adjusted pursuant to Section 3.2.

Adjustment to Purchase Price.

At Closing, the Purchase Price shall be adjusted as follows and the resulting amount shall be referred to herein as the “Adjusted Purchase Price”:

(1)               The Purchase Price shall be adjusted upward by the following:

(a)                The amount of (A) all actual reasonable and customary operating expenditures or prepaid expenses attributable to the Assets, paid by or on behalf of Seller in connection with the operation of the Assets and which are, according to generally accepted accounting principles, attributable to the period of time between the Effective Date and the Closing Date and (B) all capital expenditures paid by or on behalf of Seller in connection with the Assets during the period of time between the Effective Date and the Closing Date. Such expenditures and expenses shall include, without limitation, royalties, rentals and other charges; taxes prorated to Buyer pursuant to the provisions of Section 3.2(c) that have been paid by Seller; and expenses payable to a third person under applicable joint operating agreements, including, without limitation, overhead charges and royalty disbursement fees payable to operator, or similar payments to third party operators, or, in the absence of any joint operating agreement, those items customarily billed under such an agreement.

(b)               The value, net of applicable severance and production taxes, of (a) all Substances upstream of the applicable sales point as of the Effective Date at the realized price for such hydrocarbons at the time of sale in the area, adjusted for grade and gravity, and (b) to the extent measurable or calculable the value of Oil and other liquid hydrocarbons in treating equipment, separation equipment and tanks below pipeline connections as of the Effective Date.

(c)                Seller Title Credits pursuant to Section 6.4.

(d)               An amount equal to the value of the underproduction as of the Effective Date under any operating agreement, gas balancing and storage agreement, gas processing or dehydration agreement or similar agreement at a price of US $4.00 per MMBTU of natural gas.

(e)                Any other amounts agreed upon by Seller and Buyer in writing.

(2)               The Purchase Price shall be adjusted downward by the following:

(a)                Any applicable Environmental Defect Amounts pursuant to Section 5.2.

(b)               Any applicable Title Defect Amounts pursuant to Section 6.2.

(c)                The gross proceeds actually received by Seller from the sale of Substances for the period of time between the Effective Date and Closing Date, net of applicable severance and production taxes.

(d)               An amount equal to all taxes prorated to Seller pursuant to the provisions of Section 3.2(c) that have not been paid by Seller.

(e)                An amount equal to the value of the overproduction as of the Effective Date under any operating agreement, gas balancing and storage agreement, gas processing or dehydration agreement or similar agreement at a price of US $4.00 per MMBTU of natural gas.

(f)                Any other amounts agreed upon by Seller and Buyer in writing.

(g)               Any amounts held in suspense related to the Assets as shown on Schedule 3.1. (b) (vii) which suspense amounts and any obligations associated therewith shall be assumed by Buyer.

(3)               All ad valorem, property, production, severance and similar taxes and assessments (but not including income taxes) based upon or measured by the ownership of the Assets, the production of hydrocarbons, or the receipt of proceeds therefrom shall be prorated on a daily basis between Buyer and Seller as of the Effective Date. Such proration shall, where possible, be computed based upon the tax rate and values applicable to the tax period in question; otherwise, the amount of the proration shall be computed based upon such taxes assessed against the applicable portion of the Assets for the immediately preceding tax period just ended. When Buyer receives the actual tax statements for the Assets from the appropriate taxing authorities, Buyer shall deliver to Seller a copy of such statements, together with the amount, if any, by which Seller's proration exceeds the proration that would have been made had actual tax statements been used to calculate Seller's proration. If the proration for Seller that would have been made using actual tax statements exceeds that made at Closing, Seller shall pay to Buyer such difference within five days of receipt of such statement.

(4)               To the extent an upward adjustment to the Purchase Price is made for Substances pursuant to Section 3.2(a), all merchantable oil and natural gas liquid hydrocarbons stored in tanks and vessels on the Assets as of the Effective Date shall be owned by Buyer, and Buyer shall be entitled to the proceeds for its net revenue interest share of such oil and natural gas liquid hydrocarbons when sold. These proceeds shall be settled in the Final Accounting Settlement described below. To the extent not measurable or calculable, the Oil and other liquid hydrocarbons in treating equipment, separation equipment and tanks below pipeline connections as of the Effective Date shall not be considered to be merchantable and shall become the property of Buyer. All revenues attributable to the operation of the Assets prior to the Effective Date shall be owned by and for the account of Seller. Seller shall be entitled to all operating revenues and related accounts receivable arising in the ordinary course of business attributable to the Assets and shall be responsible for all operating expenses, capital expenditures and accounts payable arising in the ordinary course of business attributable to the Assets, in each case to the extent they relate to the time prior to the Effective Date. Buyer shall be entitled to all operating revenues and related accounts receivable arising in the ordinary course of business attributable to the Assets and shall be responsible for the payment of all operating expenses, capital expenditures and accounts payable arising in the ordinary course of business attributable to the Assets, in each case to the extent they relate to time after the Effective Date.

Preliminary Settlement Statement.

Seller shall prepare in good faith and deliver to Buyer, at least five (5) Business Days prior to the Closing Date, Seller’s estimate of the Adjusted Purchase Price to be paid at Closing, together with a statement setting forth Seller’s estimate of the amount of each adjustment to the Purchase Price to be made pursuant to Section 3.2 (the “Preliminary Settlement Statement”). The parties shall negotiate in good faith and attempt to agree on such estimated adjustments prior to Closing. In the event any estimated adjustment amounts are not agreed upon prior to Closing, the Adjusted Purchase Price for purposes of Closing shall be calculated based on generally accepted accounting principles in the oil and gas industry, Seller’s and Buyer’s agreed upon estimated adjustments, and Seller’s good faith estimation of any disputed amounts, subject to adjustment in the Final Settlement Statement referred to in Section 3.4.

Final Settlement Statement.

As soon as practicable after Closing, but in no event later than one-hundred-twenty (120) days after Closing, Seller shall prepare in good faith and deliver to Buyer, in accordance with this Agreement and generally accepted accounting principles in the oil and gas industry, a statement (“Final Settlement Statement”) setting forth each adjustment finally determined as of Closing and showing the calculation of such adjustments. Within forty five (45) days after receipt of the Final Settlement Statement, Buyer shall deliver to Seller a written report containing any changes that Buyer proposes be made in good faith. Within ten (10) days after receipt of Buyer's proposed changes to the Final Settlement Statement, Seller shall respond to Buyer' proposed changes in writing. The parties will thereafter work together in good faith to resolve any remaining questions between the parties with respect to the amounts due pursuant to the Final Settlement Statement with the goal of resolving any such questions no later than one hundred fifty (150) days after Closing. Once agreed to by the parties in writing, the Final Settlement Statement shall not be subject to further adjustment by either party. If the parties cannot agree on the Final Settlement Statement by the date which is one hundred fifty (150) days after Closing, then they will initiate arbitration pursuant to Section 15.11.

Payment.

Within ten (10) Business Days after the agreement of Seller and Buyer on the Final Settlement Statement or after the decision of the arbitrator, Buyer or Seller, as the case may be, shall promptly make a cash payment to the other equal to the sums as may be found to be due in the Final Settlement Statement. Upon the payment of any amounts due pursuant to the Final Settlement Statement, neither Seller nor Buyer shall have any further claims based on the division of ownership or division of expenses set forth in Section 3.2 above.

IV.
Representations and Warranties

Representations and Warranties of Seller.

Seller represents and warrants to Buyer as follows:

(1)               Organization and Qualification. Seller is a limited [CONFIDENTIAL TREATMENT REQUESTED], validly existing and in good standing under the laws of the [CONFIDENTIAL TREATMENT REQUESTED] and is duly qualified to carry on its business and is in good standing under the laws of the [CONFIDENTIAL TREATMENT REQUESTED].

(2)               Power and Authority. Seller has all requisite power and authority to carry on its respective business as presently conducted, and to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated herein have been duly and validly authorized by all requisite action on the part of Seller.

(3)               Due Execution. This Agreement has been duly executed and delivered on behalf of Seller, and all documents and instruments required hereunder to be executed and delivered by Seller at or prior to Closing shall have been duly executed and delivered.

(4)               Enforceability. This Agreement constitutes a valid and binding agreement of Seller, enforceable against Seller in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity, and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

(5)               No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions contemplated hereby by Seller will (i) conflict with or result in a violation or breach of any provision of the certificate of incorporation, bylaws or other similar governing documents of Seller or any agreement, indenture or other instrument under which Seller is bound; or (ii) violate or conflict with any law applicable to Seller or the properties or Assets of Seller.

(6)               Preference Rights and Consents to Assignment. Except as set forth on Schedule 4.1(f) and other than with respect to consents or other approvals required from Governmental Bodies, the Assets are not subject to any Preferential Rights to Purchase or Consents to Assignment.

(7)               Compliance With Laws. To Seller’s Knowledge, neither Seller, nor the Assets is in material violation of any federal, state, or local law, ordinance, statue, rule or regulation or any other requirement of any governmental or regulatory body, court or arbitrator applicable to the exploration, construction, development, ownership, use, maintenance or operation of the Assets.

(8)               Litigation and Claims. To Seller’s Knowledge, except as shown on Schedule 4.1(h) hereto, (i) there is no action, suit, claim or legal, administrative or arbitral proceeding or investigation (whether or not the defense thereof are covered by insurance) pending or, to the knowledge of Seller, threatened against any of the Assets and (ii) no notice from any governmental authority or any other person (including employees) has been received by Seller (A) claiming any violation or repudiation of the Assets or any violation of any law, rule, regulation, ordinance, order, decision or decree of any governmental authority (including, without limitation, any such law, rule, regulation, ordinance, order, decision or decree concerning the conservation of natural resources) or (B) requiring, or calling attention to the need for, any Remediation with or related to the Assets.

(9)               Intentionally Deleted.

(10)           Taxes; Production Burdens, Expenses. To Seller’s Knowledge and while owned by Seller, all Taxes levied, assessed or imposed upon or against the Assets have been duly and timely paid. None of the Assets are part of a partnership, for Federal income tax purposes, that does not have a valid election in effect under Section 754 of the Code. To Seller’s Knowledge and while owned by Seller, all rentals, royalties, excess royalty, overriding royalty interests and other payments due under or with respect to the Assets have been duly and timely paid. To Seller’s Knowledge and while owned by Seller, all expenses payable under the terms of the Contracts have been properly and timely paid except for such expenses as are being currently paid prior to delinquency in the ordinary course of business.

(11)           AFEs and Cash Calls. With respect to the joint, unit or other operating agreements relating to the Assets, except as set forth in Schedule 4.1(k), there are no outstanding cash calls or payments under authorities for expenditures for payments relating to the Assets which are due or which Seller has committed to make which have not been made.

(12)           Permits and Licenses. With respect to Assets for which Seller is the operator, Seller (i) has acquired all material permits, licenses, approvals and consents from appropriate governmental bodies, authorities and agencies to conduct operations on the Assets in compliance with applicable laws, rules, regulations, ordinances and orders, and (ii) is in material compliance with all such permits, licenses, approvals and consents.

(13)           Subsequent Events. Except as set forth in Schedule 4.1(m), since the Effective Date, to the knowledge of Seller, there has not been any sale or other disposition of any of the Assets except in the ordinary course of business having a value of less than $25,000.

(14)           Advisors’ and Brokers’ Fees. Seller has not retained any advisor or broker in respect of the transactions contemplated by this Agreement.

(15)           Bankruptcy. There are no bankruptcy or reorganization proceedings pending against, being contemplated by, or, to the knowledge of Seller, threatened against Seller.

(16)           Contracts. Exhibit A-4 sets forth a list of the following material contracts, agreements, and commitments to which any of the Assets will be bound after the Closing Date: (a) any agreement with any affiliate of Seller; (b) any agreement of Seller for the sale, exchange or other disposition of Substances produced from the Assets that is not cancelable without penalty on not more than thirty (30) days prior written notice; (c) any agreement of Seller to sell, lease, farmout or otherwise dispose of any of its interests in any of the Assets other than conventional rights of reassignment; (d) any unit or joint operating agreements, participation agreements, pooling agreements or agreements with respect to areas of mutual interest affecting any of the Leases or other Assets; (e) any agreement that requires Seller to expend more than $25,000 in any year in connection with the Assets (other than equipment leases); (f) any agreement pertaining to the transportation of Substances; (g) any option to purchase or call on the Substances; (h) any hedging agreement, swap agreement, cap agreement, collar agreement or other similar financial agreements designed to protect against or profit from fluctuations in energy prices; and (i) any lease, title retention agreement, or security interest affecting any of the Assets.

(17)           Status of Contracts. To the knowledge of Seller, all of the Contracts, Surface Contracts and other obligations of Seller that relate to the Properties are in full force and effect. Neither Seller nor, to the knowledge of Seller, any other party to the Contracts or Surface Contracts (i) is in breach of or default, or with the lapse of time or the giving of notice, or both, would be in breach or default, with respect to any of its obligations thereunder or (ii) has given or threatened to give notice of any default under or inquiry into any possible default under, or action to alter, terminate, rescind or procure a judicial reformation of any Contract or Surface Contract.

(18)           Gas Imbalances, Prepayments. Except as shown on Schedule 4.1(r), there are no imbalances affecting the Assets that would require Buyer to deliver any oil or gas without receiving full payment therefor, nor has Seller received any prepayments or other payments which would require Buyer to deliver any oil or gas without receiving full payment therefor.

(19)           Intentionally Deleted.

(20)           Payout Status. Schedule 4.1(t) reflects the status of payout for each currently existing Well that is subject to a payout calculation under any Leases or Contracts. Payout status shown on Schedule 4.1(t) shall be updated by Seller through the Closing Date as part of Final Accounting Settlement activities.

(21)           Intentionally Deleted.

(22)           No Encumbrances. Except as described on Schedule 4.1(v), and subject to Section 6.2, Seller has title to the Assets free and clear of all liens, pledges, encumbrances, security interests and adverse claims. Except as set forth on Schedule 4.1(v), there are no overriding royalties, production payments, net profit interests or other revenue burdens on Seller’s interest in the Leases, created by, through or under Seller, its subsidiaries or Affiliates.

(23)           Royalties, Rentals and Other Lease Payments. All royalties, rentals and other lease payments are fully paid and up to date with no claims on account thereof pending, or threatened to the knowledge of Seller, its employees, or representatives, with royalty obligations due following the effective date of the Closing on account of any production prior to the effective date of the Closing to remain the obligation of Sellers.

B.                 Scope and Accuracy of Representations of Seller.

(1)               Information About the Assets. EXCEPT AS SET FORTH IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS, STATUTORY OR IMPLIED, AS TO: (i) THE ACCURACY, COMPLETENESS OR MATERIALITY OF ANY DATA, INFORMATION OR RECORDS FURNISHED TO BUYER IN CONNECTION WITH THE ASSETS OR OTHERWISE CONSTITUTING A PORTION OF THE ASSETS, INCLUDING WITHOUT LIMITATION, SEISMIC DATA AND SELLER’S INTERPRETATION AND OTHER ANALYSIS THEREOF; (ii) THE PRESENCE, QUALITY AND QUANTITY OF HYDROCARBON RESERVES (IF ANY) ATTRIBUTABLE TO THE ASSETS; (iii) THE ABILITY OF THE ASSETS TO PRODUCE HYDROCARBONS, INCLUDING WITHOUT LIMITATION PRODUCTION RATES, DECLINE RATES AND RECOMPLETION OPPORTUNITIES; (iv) THE PRESENT OR FUTURE VALUE OF THE ANTICIPATED INCOME, COSTS OR PROFITS, IF ANY, TO BE DERIVED FROM THE ASSETS; (v) THE ENVIRONMENTAL CONDITION OF THE ASSETS; (vi) ANY PROJECTIONS AS TO EVENTS THAT COULD OR COULD NOT OCCUR WITH RESPECT TO THE ASSETS; AND (vii) THE TAX ATTRIBUTES OF ANY ASSETS. OTHER THAN AS EXPRESSLY SET FORTH IN THIS AGREEMENT, SELLER MAKES NO REPRESENTATION OR WARRANTY AS TO THE ACCURACY OR COMPLETENESS OF ANY INFORMATION OR MATERIALS FURNISHED TO BUYER.

Representations and Warranties of Buyer.

Buyer represents and warrants to Seller as follows:

(1)               Organization and Qualification. Buyer is a corporation duly organized, validly existing and in good standing under the laws of Nevada, and is duly qualified to carry on its business and in good standing under the laws of the State of Louisiana.

(2)               Authority. Buyer has all requisite power and authority to carry on its business as presently conducted and to enter into this Agreement and to perform its obligations hereunder. The execution, delivery and performance of this Agreement and the transactions contemplated hereby have been duly and validly authorized by all requisite action on the part of Buyer.

(3)               Enforceability. This Agreement constitutes a valid and binding agreement of Buyer, enforceable against Buyer, in accordance with its terms, subject to (i) applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application with respect to creditors, (ii) general principles of equity, and (iii) the power of a court to deny enforcement of remedies generally based upon public policy.

(4)               No Conflict or Violation. Neither the execution and delivery of this Agreement nor the consummation of the transactions and performance of the terms and conditions contemplated hereby by Buyer will (i) conflict with or result in a violation or breach of any provision of the certificate of incorporation, bylaws or other similar governing documents of Buyer or any material agreement, indenture or other instrument under which Buyer is bound, or (ii) violate or conflict with any law applicable to Buyer or the properties or assets of Buyer.

(5)               Actions. There is no action pending or, to the knowledge of Buyer, threatened against Buyer, which would prevent Buyer from consummating and performing the transactions contemplated by this Agreement.

(6)               Advisors’ and Brokers’ Fees. Pritchard Capital Partners, LLC (“Pritchard”) has acted for or on behalf of Buyer in connection with this Agreement and the transactions contemplated by this Agreement. No broker or finder is entitled to any brokerage or finder’s fee, or to any commission, based in any way on agreements, arrangements, or understandings made by or on behalf of Buyer for which Seller has or will have any liabilities or obligations (contingent or otherwise).

(7)               Independent Investigation. Buyer has, or by Closing will have, made its own independent investigation, analysis and evaluation of the Assets (including Buyer’s own estimate and appraisal of the extent and value of Seller’s oil and gas reserves attributable to the Assets and an independent assessment and appraisal of the environmental risks and liabilities associated with the acquisition of the Assets).

V.
Access to Information; Environmental Matters

Access.

Commencing on the date this Agreement is executed by both Buyer and Seller and continuing until the Closing Date, Seller will permit Buyer and its representatives, including but not limited to Pritchard, to (a) have access to Seller’s most recent unaudited reserve report information as it relates to the Assets, so as to facilitate Buyer’s development of a third party reserve report, (b) have access, at reasonable times, in Seller’s office and in a manner so as not to interfere unduly with the business operations of Seller, to the Records insofar as Seller may do so without (i) violating any legal obligation, or (ii) waiving any attorney/client privilege, and (c) conduct, at reasonable times and at Buyer’s sole risk, cost and expense, an inspection of the Assets, including conducting an environmental “Phase 1” inspection. If any additional inspections are required by Pritchard or Buyer’s lender, Buyer may request Seller to agree to such additional inspections, but Seller shall have the right to refuse such request for any reason or no reason. Provided, however, if Seller refuses such request, Buyer may terminate this Agreement. Seller or its representatives shall have the right to be present during any inspection of the Assets and shall have the right, at their option and expense, to split samples with Buyer. Buyer does hereby indemnify and hold harmless, release and agree to defend Seller from and against any and all losses, costs, damages, obligations, claims, liabilities, expenses and causes of action for personal injuries or property damage to the extent arising from Buyer’s inspection of the Assets, including, without limitation, reasonable attorneys’ fees and expenses, regardless of the form of claim and whether at common law, strict liability negligence or under any statute or regulation. The indemnification set forth in the preceding sentence shall be subject to the notice and other provisions set forth in Section 13.3. However, such indemnification shall not extend to any Environmental Defect discovered in the course of such inspections and testings, shall expire upon the Closing and shall not in any way affect or limit Seller’s liabilities or responsibilities with respect to any Environmental Defect or Excluded Liability.

B.                 Environmental Defects.

(1)               Buyer’s Assertions of Environmental Defects. Prior to the expiration of the Examination Period, but in a timely manner after determination, Buyer shall notify Seller in writing (the “Environmental Defect Notice”) of any matters which, in Buyer’s reasonable opinion, constitute Environmental Defects. Buyer’s written notice must include: (i) a description of each Asset (or portion thereof) that is affected by the alleged Environmental Defect; (ii) a description of the alleged Environmental Defect and the facts and circumstances giving rise thereto, including the evidence compiled by Buyer which supports the existence of such alleged Environmental Defect; and (iii) a calculation of the Environmental Defect Amount (itemized in reasonable detail) that Buyer asserts is attributable to such Environmental Defect.

(2)               Seller’s Rights and Elections. If Buyer timely notifies Seller in writing of any Environmental Defect as required by Section 5.2(a), Seller shall have the right to then dispute the existence of such Environmental Defect and/or the alleged Environmental Defect Amount asserted with respect thereto in accordance with the provisions of Section 6.5 of this Agreement. In addition, Seller, at its option, may elect, at or prior to the Closing, one of the following options with respect to the Asset or portion thereof (the “Environmental Defect Property”):

(a)                leave such Environmental Defect Property in the Assets and assume responsibility for the Remediation of such Environmental Defect; or

(b)               leave such Environmental Defect Property in the Assets and reduce the Purchase Price by the Environmental Defect Amount with respect to such Environmental Defect.

If Seller elects the option set forth in clause (ii) above, Seller shall have no further obligation to Buyer to perform the Remediation of such Environmental Defect. If Seller elects the option set forth in clause (i) above, (A) Seller shall promptly following the Closing Date, but in any event within ninety (90) calendar days of the Closing Date, perform or have performed such Remediation in compliance with all Environmental Laws, the provisions of any applicable Lease, Contract and Surface Contract, and to the reasonable satisfaction of Buyer, (B) the Purchase Price shall be subject to reduction by the amount of all Environmental Defect Amounts for such Environmental Defect Properties, and (C) Seller shall have access to the Environmental Defect Property after the Closing Date to implement and complete such Remediation in accordance with this Section. If Seller performs such Remediation in accordance with the requirements of this Agreement, then Buyer shall promptly pay Seller the Environmental Defect Amount with respect to the Environmental Defect Property for which the Remediation has been performed, but not exceeding the aggregate amount of the reductions in the Purchase Price which Buyer received as a result of such Environmental Defect Property. Seller will be deemed to have adequately completed the Remediation required in the immediately preceding paragraph (a) when Seller shall have received (A) Buyer's written acknowledgement (which shall not be unreasonably withheld) that to Buyer's knowledge such Remediation has been performed in accordance with the requirements of this Agreement, (B) to the extent express approval from the lessor is required under any applicable Lease, such approval and (C) one of the following, as applicable:

(i) upon receipt of a certificate or approval from the applicable state or federal authority that the Remediation has been implemented to the extent necessary to comply with existing regulatory requirements; or

(ii) upon receipt of a certificate from a licensed professional engineer acceptable to Buyer if the approval or certification specified in (i) above cannot be obtained because provision for such approval or certification is not provided under federal or state law.

Environmental Reports and Third Party Reserve Report.

Should the Closing not occur and should Seller not be in default hereof and to the extent transferable, Buyer shall provide Seller with copies, of any and all environmental reports and the third party reserve report created by Buyer or its Representatives within a reasonable amount of time after the termination of this Agreement.

VI.
Title Adjustments

Title Warranty.

Seller warrants Defensible Title to the Assets from and against all persons claiming by through or under Seller, but not otherwise.

B.                 Buyer’s Title Review.

(1)               Buyer’s Assertion of Title Defects. At any time prior to the expiration of the Examination Period , but in a timely manner after determination, Buyer shall have the right to furnish Seller written notice meeting the requirements of this Section 6.2(a) (a “Title Defects Notice”) setting forth any matters which, in Buyer’s reasonable opinion, constitute Title Defects and which Buyer asserts as a Title Defect with respect to any of the Assets pursuant to this Article 6. For all purposes of this Agreement, subject to the title warranty set forth in Section 6.1 and in the Conveyance, Assignment and Bill of Sale referred to in Section 9.2(a), Buyer shall be deemed to have waived any Title Defect which Buyer fails to assert as a Title Defect in a Title Defect Notice given to Seller on or before the expiration of the Examination Period. To be effective, Buyer’s Title Defect Notice of a Title Defect must include (i) a brief description of the matter constituting the asserted Title Defect, (ii) the claimed Title Defect Amount attributable thereto, and (iii) a copy of the evidence compiled by Buyer which supports the existence of such alleged Title Defect.

(2)               Purchase Price Allocations. The Purchase Price has been allocated to the Assets in accordance with the respective values set forth in Exhibit B attached hereto. Such allocations shall be used in determining Title Defect Amounts pursuant to Section 6.2(d) hereof and in accordance with the principles of Section 1060 of the Code and the Treasury Regulations.  Such allocations shall be used in determining Title Defect Amounts pursuant to Section 6.2(d) hereof and as the basis for reporting asset values and other items for purposes of all federal, state, and local tax returns, including without limitation Internal Revenue Service Form 8594.  Buyer and Seller agree that neither they nor their Affiliates will take positions inconsistent with such allocations in notices to Governmental Authorities, in audit or other proceedings with respect to Taxes, in notices to holders of Preference Rights, or in other documents or notices relating to the transactions contemplated by this Agreement.

(3)               Seller’s Right and Opportunity to Cure. If Buyer timely gives Seller Title Defect Notice(s) of one or more Title Defects, Seller shall have the right to then dispute the existence of such Title Defect and/or the alleged Title Defect Amount asserted with respect thereto in accordance with the provisions of Section 6.5 of this Agreement. In addition, the following terms and conditions shall apply with respect to any Title Defect asserted by Buyer in a timely Title Defect Notice:

(a)                Seller shall have until two (2) Business Days prior to the Closing Date, at their cost and expense, if they so elect but without obligation, to cure all or a portion of such asserted Title Defects. Any asserted Title Defects which are waived in writing by Buyer within such time shall be deemed “Permitted Encumbrances” hereunder. Subject to Sections 6.2(c)(ii) and 6.2(c)(iii) and Seller’s right to dispute the existence of a Title Defect and/or the Title Defect Amount asserted with respect thereto under Section 6.5, if Seller within such time fails to cure any Title Defect of which Buyer has given timely written notice as required above, and Buyer has not and does not waive in writing same on or before the day immediately preceding the Closing Date, the Assets affected by such uncured and unwaived Title Defect shall be a “Title Defect Property.”

(b)               If Buyer furnishes to Seller timely Title Defect Notice(s) of one or more Title Defects and the same are not waived in writing or cured as provided in Section 6.2(c)(i), Seller may elect to delay the Closing for a period of up to thirty (30) calendar days to afford Seller the opportunity, if they so elect, to attempt to cure any of the properly asserted Title Defects prior to the Closing. Subject to Section 6.2(c)(iii) and Seller’s right to dispute the existence of a Title Defect and/or the Title Defect Amount asserted with respect thereto under Section 6.5, if Seller within such time period fails or refuse to cure any Title Defect Notice and Buyer has not waived in writing and does not waive in writing the same before the delayed Closing, the Asset affected by such uncured and unwaived Title Defect shall be a “Title Defect Property.”

(c)                If Buyer furnishes to Seller timely Title Defect Notice(s) of one or more Title Defects and the same are not waived in writing or cured as provided in Section 6.2(c)(i) or Section 6.2(c)(ii), as applicable, Seller may elect to close the transactions contemplated hereby and retain the right to cure any such Title Defects after Closing (whether or not Seller elects to delay Closing pursuant to Section 6.2(c)(ii) above). In such event, the Purchase Price shall be reduced pursuant to Section 6.2(d) by the amount of all Title Defect Amounts for the Title Defects for which Seller has made such election. Seller shall have ninety (90) calendar days after the Closing Date (as may be delayed pursuant to Section 6.2(c)(ii) above) in which to attempt to cure any such Title Defect. If Seller cures any such Title Defect, then without duplication (a) to the extent the Purchase Price was reduced in connection with such cured Title Defect, then Buyer shall promptly pay Seller the Title Defect Amount with respect to the Title Defect that is so cured, but not exceeding the aggregate amount of the reductions in the Purchase Price which Buyer received as a result of such Title Defect and (b) to the extent all or a portion of the Title Defect Deductible was applied as a credit against the Title Defect Amount attributable to such cured Title Defect, then the unused portion of Title Defect Deductible shall be increased by the Title Defect Amount attributable to such cured Title Defect. Seller's election to retain the right to cure a Title Defect after Closing under this Section 6.2(c)(iii) shall not waive Seller’s right to dispute the existence of a Title Defect and/or the Title Defect Amount asserted with respect thereto under Section 6.5.

(4)               Buyer’s Title Adjustments. As Buyer’s sole and exclusive remedy prior to Closing with respect to Title Defects, Buyer shall be entitled to reduce the Purchase Price by the amount, if any, by which the aggregate amount of Title Defect Amounts with respect to all Title Defect Properties exceeds the Title Defect Deductible. "Title Defect Deductible" shall mean Two Hundred Fifty Thousand Dollars ($250,000). “Title Defect Amount” shall mean, with respect to a Title Defect Property, the amount by which the value of such Title Defect Property is impaired as a result of the existence of one or more uncured and unwaived Title Defects, which amount shall be determined as follows and subject to the following conditions:

(a)                If the Title Defect results from Seller having a lesser Net Revenue Interest in such Title Defect Property than the Net Revenue Interest specified therefor in Exhibit A-1 or Exhibit A-2 the Title Defect Amount shall be equal to the product obtained by multiplying the portion of the Purchase Price allocated to such Title Defect Property in Exhibit B by a fraction, the numerator of which is the reduction in the Net Revenue Interest and the denominator of which is the Net Revenue Interest specified for such Title Defect Property in Exhibit A-1 or Exhibit A-2.

(b)               If the Title Defect results from Seller having a greater Working Interest in a Title Defect Property than the Working Interest specified therefor in Exhibit A-1 or Exhibit A-2, the Title Defect Amount shall be equal to the product obtained by multiplying the portion of the Purchase Price allocated to such Title Defect Property in Exhibit B by a fraction, the numerator of which is the increase in the Working Interest and the denominator of which is the Working Interest specified for such Title Defect Property in Exhibit A-1” or Exhibit A-2.

(c)                If the Title Defect results from the existence of a lien, mortgage or similar encumbrance, the Title Defect Amount shall be an amount sufficient to discharge such lien, mortgage or encumbrance.

(d)               If the Title Defect results from any matter not described in paragraphs (i), (ii) or (iii) above, the Title Defect Amount shall be an amount equal to the difference between the value of the Title Defect Property affected by such Title Defect with such Title Defect and the value of such Title Defect Property without such Title Defect (taking into account the portion of the Purchase Price allocated in Exhibit B to such Title Defect Property).

(e)                The Title Defect Amount attributable to a Title Defect Property shall not exceed the portion of the Purchase Price allocated to such Title Defect Property in Exhibit B.

(f)                No Title Defect Amount shall be allowed on account of and to the extent that an increase in Seller’s Working Interest in an Asset has the effect of proportionately increasing Seller’s Net Revenue Interest in such Asset.

(g)               Notwithstanding the foregoing, if the Title Defect Amount determined pursuant to the foregoing with respect to a Title Defect Property is $25,000 or less, then the Title Defect Amount with respect to such Title Defect Property shall be deemed zero.

Determination of Title Defects.

An Asset shall not be deemed to have a “Title Defect” if the following statements are true in all material respects with respect to such Asset as of the Closing Date:

(a)                Seller has Defensible Title thereto.

(b)               All rentals, Pugh clause payments, shut-in gas payments and other similar payments (other than royalties, overriding royalties and other similar payments on production) due with respect to such Asset have been properly and timely paid.

(c)                Seller is not in default under the terms of any Leases, farmout agreements, Surface Contracts or other Contracts in any way related to such Asset which could (a) prevent Seller from receiving the proceeds of production attributable to Seller’s interest therein, or (b) result in cancellation of Seller’s interest therein.

Notwithstanding any other provision in this Agreement to the contrary, the following matters shall not be asserted as, and shall not constitute, Title Defects:

defects in the chain of title such as minor name discrepancies, the mere failure to recite marital status in a document, or omissions of successions of heirship proceedings, unless Buyer provides affirmative evidence that such failure or omission results in another party’s superior claim of title to the relevant Asset portion thereof;

(2)               defects arising out of lack of survey; and

(3)               defects arising out of a lack of corporate authorization, unless Buyer provides affirmative evidence that such lack of authorization results in another party’s superior claim of title to the relevant Assets or portion thereof.

Seller Title Credit.

A “Seller Title Credit” shall mean, with respect to an Asset, the amount by which the value of such Asset is enhanced by virtue of (a) Seller having a greater Net Revenue Interest in such Asset than the Net Revenue Interest specified therefor in Exhibit A-2; or (b) Seller having a lesser Working Interest in such Asset than the Working Interest specified therefor in Exhibit A-2 without a corresponding decrease in the Net Revenue Interest in such Asset from the Net Revenue Interest specified therefore in Exhibit A-2.

Seller Title Credits will first be applied dollar for dollar against any Title Defect Amounts without consideration of any Title Defect Deductible. After such application, any remaining Seller Title Credits shall be the basis for a Purchase Price adjustment as provided in Section 3.3(a).

Deferred Claims and Disputes.

In the event that Buyer and Seller have not agreed upon (i) the existence of one or more Title Defects or Seller Title Credits or one or more adjustments, credits or offsets claimed by Buyer or Seller pursuant to and in accordance with the requirements of this Article 6, or (ii) the existence of one or more Environmental Defects, any Remediation, Environmental Defect Amount or plan therefor, or one or more adjustments, credits or offsets claimed by Buyer or Seller pursuant to Section 5.2, any such dispute or claim (a “Deferred Adjustment Claim”) shall be settled pursuant to this Section 6.5 and, except as provided in Section 8.2(f), shall not prevent or delay Closing.

With respect to each potential Deferred Adjustment Claim, on or before two (2) business days prior to Closing, Buyer and Seller shall deliver to the other a written notice describing each such potential Deferred Adjustment Claim, the amount in dispute and a statement setting forth the facts and circumstances that support such party’s position with respect to such Deferred Adjustment Claim. At Closing, the Purchase Price shall be reduced by Buyer's estimate of the Deferred Adjustment Claim, but in no event shall Buyer’s estimate be greater than the Allocated Value of the affected Asset. On or prior to the thirtieth (30th) consecutive calendar day following the Closing Date (the “Deferred Matters Date”), Seller and Buyer shall attempt in good faith to reach agreement on the Deferred Adjustment Claims and, ultimately, to resolve by written agreement all disputes regarding the Deferred Adjustment Claims. Any Deferred Adjustment Claims which are not so resolved on or before the Deferred Matters Date may be submitted by either party to final and binding arbitration in accordance with Section 15.11 hereof. The amount of any increase in the Purchase Price to which Seller becomes entitled by agreement of the parties or under the final and binding written decision of the Tribunal shall be promptly paid by Buyer to Seller.

Title Reports; Opinions.

At the end of the Examination Period Buyer shall provide Seller with copies of any and all title reports or title opinions created by Buyer or its representatives relating to the Assets.

VII.
Certain Agreements of Seller and Buyer

Maintenance of Assets.

From the Effective Date until Closing, Seller agrees that it shall:

(1)               Use best efforts to (i) maintain and keep the Assets in full force and effect; (ii) fulfill all contractual or other covenants, obligations and conditions imposed upon Seller with respect to the Assets, including, but not limited to, payment of royalties, delay rentals, shut-in gas royalties and any and all other required payments; and (iii) preserve relationships with all third parties having business dealings with respect to the Assets.

(2)               To the extent such operations have a value of $100,000 or more, Seller shall provide written notice to Buyer of Seller’s intent to drill new wells or to rework, complete, plug back, deepen, plug or abandon any Well on the Leases. Without Buyer’s consent, Seller may drill, rework, plug back, deepen, plug or abandon any Well on the Leases or conduct any other operation in the ordinary course of business without the consent of Buyer.

(3)               Make or give all notifications, filings, consents or approvals, from, to or with all governmental authorities, and take all other actions reasonably requested by Buyer, necessary for, and cooperate with Buyer in obtaining, the issuance, assignment or transfer, as the case may be, by each such authority of such permits (including environmental permits) as may be necessary for Buyer to own and operate the Assets following the consummation of the transactions contemplated in this Agreement.

(4)               Maintain in effect insurance providing the same type coverage, in the same amounts with the same deductibles as the insurance maintained in effect by Seller or its affiliates on the date of this Agreement.

(5)               To the extent known by Seller prior to Closing, notify Buyer of any destruction, damage, or loss of any Assets (after giving effect to any insurance coverage with regard thereto) reasonably likely to have a Material Adverse Effect.

B.                 Public Announcements; Confidential Information.

(1)               Except as may be legally required of Buyer, any public announcement, press release or similar public statement or publicity with respect to this Agreement or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as Seller and Buyer mutually determines. Neither Seller nor any of its officers, employees, representatives, lenders, insurers, investors, consultants, counsel and advisors (“Representatives”) shall disclose to any person any information about this Agreement or the transactions contemplated hereby, including the status of any discussions or negotiations, the execution of any documents (including this Agreement) or any of the terms of the transactions contemplated hereby or the related documents (including this Agreement) without the prior written consent of Buyer except (i) as permitted under this Agreement, or (ii) for disclosures made to Representatives, or (iii) as required to obtain any consents to assignment related to the Assets, or (iv) as required to provide any applicable preferential rights notices related to the Assets.

(2)               Buyer agrees to maintain all information made available to it by Seller confidential and to cause its Representatives to maintain all information made available to them pursuant to this Agreement confidential; provided, that, (i) Buyer shall not have to maintain the confidentiality of any information which (A) is or becomes publicly known through no act or omission of Buyer or its Representatives, (B) was known to the Buyer prior to the Buyer receiving the information pursuant to this agreement, (C) was obtained by Buyer from a third party where Buyer had no actual knowledge that the delivery of such information violated the terms of any non-disclosure agreement entered into with Seller, (D) is independently developed by the Buyer, (E) is required to facilitate any equity or debt offering ncessary to fund the Purchase Price or (F) Buyer has a legal duty to disclose; and (ii) if the Closing occurs, then Buyer shall not be obligated to maintain any such information confidential. In any event, Buyer shall not disclose the identity of Seller in any announcement, press release, or any similar statement or document.

Further Assurances.

Seller and Buyer each agree that, from time to time after the Closing Date and upon reasonable request, they will execute and deliver such further instruments, and take or cause to take, such other action, as may be necessary to carry out their respective obligations under this Agreement.

Records.

Buyer agrees to maintain the Records until the seventh (7th) anniversary of the Closing Date , or, if any of the Records pertain to any claim or dispute pending on the seventh (7th) anniversary of the Closing Date, Buyer shall maintain any of the Records designated by Seller until such claim or dispute is finally resolved and the time for all appeals has been exhausted. Buyer shall provide Seller and its representatives reasonable access at reasonable times to and the right to copy all or any portion of the Records.

Like-Kind Exchange.

Seller shall have the right, at its option, to dispose of the Assets, or any portion thereof, through a transaction that is structured to qualify as a like-kind exchange of property within the meaning of Section 1031 of the Code. Buyer agrees to cooperate with Seller in effecting a qualifying like-kind exchange through a trust, escrow, or other means as determined by Seller. Seller shall have the right to assign its rights, but not its obligations, under this Agreement, in whole or in part, to a “qualified intermediary” (as defined under the Code) or as otherwise necessary or appropriate to effectuate a like-kind exchange and Buyer agrees to recognize said qualified intermediary. Seller represents that any such like-kind exchange will not violate any agreements to which Seller is subject. Buyer does not represent to Seller that any particular tax treatment will be given to Seller as a result of any such like-kind exchange. Seller will be responsible for all costs and obligations directly or indirectly associated with Seller’s election to accomplish a like-kind exchange. If Seller elects to consummate the sale as a like-kind exchange, Seller agrees to hold harmless and indemnify Buyer from and against all claims, losses and liabilities, if any, resulting from the like-kind exchange.

F.                 Intentionally Deleted.

No Negotiations.

Other than as required to complete the Castex Transaction, during the period beginning on the date hereof and ending on the earlier of Closing or the termination of this Agreement pursuant to Section 14, but in no event later than December 31st, 2011, Seller will not (a) approve or undertake any transaction involving all or any portion of the Assets which would prevent Buyer from acquiring the Assets (a "Restricted Transaction"), or (b) enter into, participate, initiate, encourage, or solicit any inquiries, discussions, offers or proposals by any Third Party with respect to, or participate in, facilitate, or encourage, any effort or attempt by any Third Party to do or seek, any Restricted Transaction.

Closing Conditions.

Seller shall cause all the representations and warranties of Seller contained in this Agreement to be true and correct on and as of the Closing Date.

Assumed Liabilities.

At Closing, Buyer shall assume all costs, obligations and Liabilities of Seller that relate to the Assets other than the Retained Obligations (the "Assumed Liabilities"). The transfer of the Assets pursuant to this Agreement shall not include the assumption of any Liability related to the Assets unless Buyer expressly assumes that Liability pursuant to this Section 7.9.

Intentionally Deleted.

Retained Obligations.

Provided that the Closing occurs, Seller shall retain all obligations and Liabilities related to the Excluded Assets. To the extent relating to the Assets and arising during Seller’s ownership of the Assets and prior to the Effective Time, Seller shall retain (a) all obligations and liabilities of Seller for the payment or improper payment of royalties, rentals and other similar payments under the Leases relating to the Assets accruing prior to the Effective Time; (b) all obligations of Seller under the Contracts for (i) overhead charges, (ii) costs and expenses incurred for goods and services provided in connection with the Assets, and (iii) other payment obligations that accrue and become due prior to the Effective Time; (d) all liability of Seller to third parties for personal injury or death as a result of the operation of the Assets; (e) ad valorem, property, severance and similar taxes; and (f) all litigation existing as of the Closing Date (collectively, the “Retained Obligations”).

L.                 Intentionally Deleted.

Post Closing Cooperation.

For six (6) months after the Closing, Seller will use its reasonable efforts to make available to Buyer the following individuals for purposes of assisting Buyer in the transition of the management and operation of the Assets: (a) [CONFIDENTIAL TREATMENT REQUESTED], (b) [CONFIDENTIAL TREATMENT REQUESTED], and (c) [CONFIDENTIAL TREATMENT REQUESTED]. In connection with such post-Closing cooperation contemplated by this Section 7.13, Buyer shall reimburse Seller for any out of pocket expenses.

VIII.
Closing Conditions

Seller’s Closing Conditions.

The obligation of Seller to proceed with the Closing contemplated hereby is subject, at the option of Seller, to the satisfaction on or prior to the Closing Date of all of the following conditions:

(1)               Representations, Warranties and Covenants. The (i) representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date, and (ii) covenants and agreements of Buyer to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

(2)               Closing Timing. The Closing shall have occurred by the Closing Date or would have occurred by the Closing Date but for a failure of Seller.

(3)               No Action. On the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Seller) shall be pending or threatened before any court or governmental agency or body of competent jurisdiction seeking to enjoin or restrain the consummation of the Closing or recover damages from Seller resulting therefrom.

(4)               Adjustments. The sum of (i) the reductions in the Purchase Price on account of the aggregate (net) amount of all Environmental Defect Amounts and Title Defect Amounts and (ii) the aggregate amount of Environmental Defect Amounts and Title Defect Amounts claimed by Buyer with respect to unresolved Deferred Adjustment Claims shall not exceed ten million dollars (US $10,000,000.00).

(5)               Buyer Financing. On or before December 15, 2011, Buyer shall provide a letter from Prichard to Seller stating that Pritchard is reasonably confident that Buyer will be able to close a PIPE equity offering on or before December 31, 2011 in an amount that, when combined with any debt being raised by the Buyer, will be sufficient to close this transaction. In addition, on or before December 15, 2011, (i) Pritchard and/or Buyer shall provide evidence that at least 95% of the equity proceeds for the Purchase Price are committed to Buyer, and (ii) Buyer will provide a commitment letter from a financial institution in the business of lending money to oil and gas companies evidencing any debt portion of the proceeds to be used at Closing. Notwithstanding anything else in this agreement, if Buyer does not deliver the above two documents to the sole satisfaction of Seller on or before December 15, 2011, Seller may terminate this agreement and Buyer shall have no recourse against Seller including but not limited to specific performance or actual or punitive damages.

(6)               Preference Rights and Consents to Assignment. The Preference Rights shall have been waived, or the time to elect such Preference Rights shall have elapsed prior to Closing. All non-government Consents to Assignment shall be obtained prior to Closing.

Buyer’s Closing Conditions.

The obligations of Buyer to proceed with the Closing contemplated hereby is subject, at the option of Buyer, to the satisfaction on or prior to the Closing Date of all of the following conditions:

(1)               Representations, Warranties and Covenants. (1) The representations and warranties of Seller contained in this Agreement shall be true and correct in all material respects on and as of the Closing Date as though made as of the Closing Date; and (2) the covenants and agreements of Seller to be performed on or before the Closing Date in accordance with this Agreement shall have been duly performed in all material respects.

(2)               Closing Timing. The Closing shall have occurred by the Closing Date or would have occurred by the Closing Date but for a failure of Buyer.

(3)               Closing Documents. On or prior to the Closing Date, Seller shall have delivered, or be standing ready to deliver at the Closing, all Closing Documents.

(4)               No Action. On the Closing Date, no suit, action or other proceeding (excluding any such matter initiated by Buyer) shall be pending or threatened before any court or governmental agency or body of competent jurisdiction seeking to enjoin or restrain the consummation of the Closing or recover damages from Buyer or resulting therefrom.

(5)               Adjustments. The sum of (i) the reductions in the Purchase Price on account of the aggregate (net) amount of all Environmental Defect Amounts and Title Defect Amounts, and (ii) the aggregate amount of Environmental Defect Amounts and the Title Defect Amounts claimed by Buyer with respect to unresolved Deferred Adjustment Claims shall not exceed ten million dollars (US $10,000,000.00).

(6)               Preference Rights and Consents to Assignment. The Preference Rights shall have been wavied, or the time to elect under such Preference Rights shall have elapsed, prior to Closing. All non-governmental Consents to Assignment shall be obtained prior to Closing.

(7)               Funds. Buyer shall have successfully completed an equity offering structured as a Private Investment in Public Equity ("PIPE") under Rule 144A that is sufficient to provide Buyer with the funds required to pay the Purchase Price.

(8)               Subsequent Events. There has not been any:

(a)                destruction, damage to, or loss of any Assets that (after giving effect to any insurance coverage with regard thereto) is reasonably likely to have a Material Adverse Effect; or

(b)               sale or other disposition of any of the Assets except in the ordinary course of business having a value of less than $25,000.

IX.
Closing

Closing.

The Closing shall be held on the Closing Date at 10:00 a.m., Central Time, at the office of Seller in [CONFIDENTIAL TREATMENT REQUESTED], [CONFIDENTIAL TREATMENT REQUESTED], or at such other time or place as Seller and Buyer may otherwise agree in writing.

Seller’s Closing Obligations.

At Closing, Seller shall execute and deliver, or cause to be executed and delivered, to Buyer the following (the "Closing Documents"):

(1)               an Assignment, Bill of Sale and Conveyance, substantially in the form attached hereto as Exhibit C, for each parish in which the Assets are located; and

(2)               a non-foreign affidavit in the form of Exhibit D, as such affidavit is referred to in Section 1445(b)(2) of the Code, dated as of the Closing Date, executed by Seller; and

(3)               a transition services operating agreement shall be finalized before Closing

In addition, within seven (7) days of the Closing Date Seller shall deliver the Records to Buyer at Seller's office located at [CONFIDENTIAL TREATMENT REQUESTED], [CONFIDENTIAL TREATMENT REQUESTED], [CONFIDENTIAL TREATMENT REQUESTED], [CONFIDENTIAL TREATMENT REQUESTED] [CONFIDENTIAL TREATMENT REQUESTED]. Except for the Records, Seller shall deliver possession to Buyer of all Assets in Seller's possession on the Closing Date.

Buyer’s Closing Obligations.

At Closing, Buyer shall deliver, or cause to be delivered, the Adjusted Purchase Price to Seller in immediately available funds to Seller’s bank account or bank accounts, as designated by Seller’s written notice delivered to Buyer not less than two (2) Business Days prior to Closing.

X.
Survival

Survival.

All representations, warranties, covenants and agreements made herein and in the Closing Documents shall survive for one (1) year following the Closing Date; provided that (a) the warranties of title contained in this Agreement and the Closing Documents shall survive the Closing indefinitely, and (b) the indemnity and hold harmless obligations under this Agreement and the Closing Documents, including without limitation those obligations under Sections 5.1, and under Article 13, and Seller's and Buyer's obligations under Sections 7.2, 7.3, 7.4, 7.8 and Article 15 shall survive the Closing for one (1) year or for the shorter period of time, if any, specified in each such provision. Unless asserted in writing prior to applicable date limitation stipulated in the preceding sentence, such representation, warranty, covenant or agreement shall not form the basis for or give rise to any claim, demand, cause of action, counterclaim, defense, damage, obligation or liability which is asserted, claimed, made or filed following such applicable date limitation. The survival periods set forth in this Section 10.1 shall be referred to herein as the respective “Survival Period” for each particular category described in this paragraph.

XI.
Limitations

Disclaimer of Warranties.

IT IS THE EXPLICIT INTENT OF EACH PARTY HERETO THAT SELLER IS NOT MAKING ANY REPRESENTATION OR WARRANTY WHATSOEVER, EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, BEYOND THOSE REPRESENTATIONS OR WARRANTIES EXPRESSLY GIVEN IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, AND IT IS UNDERSTOOD THAT, SUBJECT TO SUCH EXPRESS REPRESENTATIONS AND WARRANTIES, BUYER TAKES THE ASSETS “AS IS” AND “WHERE IS.” WITHOUT LIMITING THE GENERALITY OF THE IMMEDIATELY PRECEDING SENTENCE, EXCEPT AS PROVIDED IN THIS AGREEMENT AND THE CLOSING DOCUMENTS, SELLER HEREBY (i) EXPRESSLY DISCLAIMS AND NEGATES ANY REPRESENTATION OR WARRANTY, EXPRESS OR IMPLIED, AT COMMON LAW, BY STATUTE OR OTHERWISE, RELATING TO THE CONDITION OF THE ASSETS (INCLUDING, WITHOUT LIMITATION, ANY IMPLIED OR EXPRESS WARRANTY OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE, OR OF CONFORMITY TO MODELS OR SAMPLES OF MATERIAL, OR THE PRESENCE OR ABSENCE OF ANY HAZARDOUS MATERIAL IN OR ON, OR DISPOSED OF OR DISCHARGED FROM, THE ASSETS), and (ii) NEGATES ANY RIGHTS OF BUYER UNDER STATUTES TO CLAIM DIMINUTION OF CONSIDERATION AND ANY CLAIMS BY BUYER FOR DAMAGES BECAUSE OF DEFECTS, WHETHER KNOWN OR UNKNOWN.

Damages.

NOTWITHSTANDING ANYTHING CONTAINED TO THE CONTRARY IN ANY OTHER PROVISION OF THIS AGREEMENT, SELLER AND BUYER AGREE THAT THE RECOVERY OF ANY DAMAGES SUFFERED OR INCURRED AS A RESULT OF ANY BREACH BY EITHER PARTY OF ANY OF ITS REPRESENTATIONS, WARRANTIES OR OBLIGATIONS UNDER THIS AGREEMENT SHALL BE LIMITED TO THE RIGHTS PROVIDED IN SECTION 14.2 AND SHALL EXPRESSLY EXCLUDE ANY INDIRECT, CONSEQUENTIAL, SPECIAL, EXEMPLARY OR PUNITIVE DAMAGES.

Plugging and Abandonment Obligations.

EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, IT IS EXPRESSLY AGREED FOR ALL PURPOSES OF THIS AGREEMENT THAT (i) THE PLUGGING AND ABANDONMENT OBLIGATIONS SHALL NOT CONSTITUTE ENVIRONMENTAL CONDITIONS, ENVIRONMENTAL CLAIMS, OFFSITE ENVIRONMENTAL MATTERS, ENVIRONMENTAL LIABILITIES, ENVIRONMENTAL DEFECTS, OR ENVIRONMENTAL MATTERS, (ii) SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PLUGGING AND ABANDONMENT OBLIGATIONS, and (iii) SELLER SHALL HAVE NO LIABILITIES OR OBLIGATIONS WITH RESPECT TO THE PLUGGING AND ABANDONMENT OBLIGATIONS UPON AND AFTER CLOSING.

XII.
Preference Rights and Consent Requirements

Rights and Requirements.

For any portion of the Assets for which a Third Party holds a preferential right to purchase or a Third Party non-governmental consent to assignment is required, the same will be handled prior to Closing. Seller shall within twenty (20) days after signing this Agreement notify the holder of the preferential right to purchase or the consent right of the execution of this Agreement and request waiver of the preferential right to purchase and consent to the transfer of the applicable Asset. Seller shall use all commercially reasonable efforts to obtain the relevant waivers and consents.

If a Preference Right is exercised prior to Closing, the Purchase Price shall be adjusted downward by an amount equal to the Allocated Value for the affected Asset set forth on Exhibit B and such Asset shall be deleted from this Agreement

XIII.
Indemnification

A.                Indemnification by Seller.

(1)               For a period of time not to exceed the longer of the Survival Period or the time expressly set forth in this Section 13.1, upon Closing, Seller shall to the fullest extent permitted by law, release, defend, indemnify and hold harmless Buyer, its Affiliates and their respective directors, officers, employees, agents and other representatives from and against the following:

(a)                All claims, demands, liabilities, judgments, losses and reasonable costs, expenses and attorneys’ fees (individually a “Loss” and collectively, the “Losses”) arising from the breach by Seller of any representation, warranty, covenant or agreement set forth in this Agreement that survives Closing;

(b)               All Losses arising from the breach by Seller of any covenant set forth in this Agreement; and

(c)                All Losses arising from the Retained Obligations;

(d)               Notwithstanding the above, the following limitations shall apply to Seller’s indemnification obligations:

(A) Except for a Royalty Loss referred to in Section 13.1(a)(iv)(B) and a Retained Obligation Loss referred to in Section 13.1(a)(iv)(C), Seller shall not be obligated to indemnify Buyer for any Loss unless Buyer has delivered a written notice of such Loss within one year after Closing (the “Claim Date”). Any Loss for which Seller does not receive written notice by the Claim Date before the end of one year after Closing, except for a Royalty Loss and a Retained Obligation Loss, shall be deemed to be an Assumed Liability.

(B) Seller shall be obligated to indemnify Buyer for an indefinite period of time after Closing for any Loss related to the improper payment of, or the failure to pay, royalties (a “Royalty Loss”).

(C) Seller shall be obligated to indemnify Buyer for a period of four (4) years after Closing for any Loss related to the Retained Obligations (a “Retained Obligation Loss”).

(D) Seller’s indemnification obligations shall not cover Losses relating to (a) the Plugging and Abandonment obligations, or (b) Title Defects which shall be governed by Article 6 hereof.

(E) Buyer acknowledges and agrees that the claim procedures set forth in Articles 5 and 6, the indemnification provisions in this Article 13 and the termination rights in Article 14, shall be the exclusive remedies of Buyer with respect to the transactions contemplated by this Agreement.

B.                 Indemnification by Buyer.

Subject to the Survival Period, upon Closing, or after the Claim Date, as the case may be, Buyer shall to the fullest extent permitted by law, release, defend, indemnify, and hold harmless Seller, its Affiliates and their respective directors, officers, employees, agents and other representatives from and against the following:

(1)               All Losses arising from the breach by Buyer of any representation, warranty, covenant or agreement set forth in this Agreement that survives Closing;

(2)               All Losses arising from the breach by Buyer of any covenant set forth in this Agreement; and

(3)               All Losses arising from the Assumed Liabilities and the ownership and operation of the Assets after Closing.

The provisions of this Section 13.2 shall in no way relieve Seller of Seller's obligations under Articles 5 and 6 to cure Title Defects or Environmental Defects.

Notification.

As soon as reasonably practical after obtaining knowledge thereof, an indemnified party shall notify the indemnify party of any claim or demand which the indemnified party has determined has given or could give rise to a claim for indemnification under this Article 13. Such notice (the "Claim Notice") shall specify the agreement, representation or warranty with respect to which the claim is made, the facts giving rise to the claim and the alleged basis for the claim, and the amount (to the extent then determinable) of liability for which indemnity is asserted. In the event any action, suit or proceeding is brought with respect to which a party may be liable under this Article 13, such party may assume the defense of the action, suit or proceeding (including all settlement negotiations and arbitration, trial, appeal, or other proceeding) with counsel selected by the indemnifying party and reasonably satisfactory to the indemnified party. If the indemnifying party does not notify the indemnified party by the date which is the earlier to occur of (a) the date response is due in any litigation matter or (b) three (3) calendar months after receipt of the Claim Notice that the indemnifying party elects to undertake the defense thereof, the indemnified party has the right to defend, at the expense of the indemnifying party, the Claim with counsel of its own choosing, subject to the right of the indemnifying party to assume the defense of any Claim at any time prior to settlement or final determination thereof. An indemnified party shall have the right to be represented by its own counsel at its own expense in any such action, suit or proceedings, and if an indemnified party is named as the defendant in any action, suit or proceedings, it shall be entitled to have its own counsel and defend such action, suit or proceeding with respect to itself at its own expense. Notwithstanding the foregoing provisions of this Section 13.3, neither party shall, without the other party’s written consent, settle, compromise, confess judgment or permit judgment by default in any action, suit or proceeding if such action would create or attach any liability or obligation to the other party. The parties agree to make available to each other, and to their respective counsel and accountants, all information and documents reasonably available to them which relate to any action, suit or proceeding, and the parties agree to render to each other such assistance as they may reasonably require of each other in order to ensure the proper and adequate defense of any such action, suit or proceeding.

XIV.
Termination; Remedies; Limitations

A.                Termination.

(1)               Termination of Agreement. This Agreement and the transactions contemplated hereby may be terminated at any time at or prior to the Closing Date:

(a)                by mutual written consent of Seller and Buyer;

(b)               by Seller if any condition specified in Section 8.1 has not been satisfied on or before Closing Date and shall not have been waived by Seller; or

(c)                by Buyer if any condition specified in Section 8.2 has not been satisfied on or before Closing Date and shall not have been waived by Buyer; and

(d)               by Buyer, if it determines that the PIPE equity offering planned and referred to in 8.2(g) will not be successful to raise the funds necessary to the pay the Purchase Price.

(e)                by Seller, if at Closing the aggregate cost of Seller to terminate the hedge contracts described in Schedule 14.1(v) is equal to or greater than two million dollars ($2,000,000.00). Provided, however, in lieu of termination, Buyer may elect to either (1) assume Seller’s hedge position (to the extent allowed under Seller’s current hedge contracts) and adjust the Purchase Price downward by $2,000,000; or (2) request Seller to terminate its hedge contracts and the Purchase Price will be increased by an amount equal to the amount required to terminate the hedge contracts minus $2,000,000.

(f)                by Seller, if on or before December 15, 2011, if Buyer has not provided evidence pursuant to Section 8.1(e).

(g)               By Buyer, if Buyer terminates pursuant to Section 5.1 because Seller does not agree to allow additional environmental testing.

(2)               Effect of Termination. In the event of termination of this Agreement by Seller, on the one hand, or Buyer, on the other hand, pursuant to Section 14.1(a), written notice thereof shall forthwith be given by the terminating party or parties to the other party or parties hereto, and this Agreement shall thereupon terminate; provided, however, that following such termination Buyer and Seller will continue to be bound by their respective obligations set forth in Section 7.2. If this Agreement is terminated as provided herein all filing, applications and other submissions made to any governmental authority shall, to the extent practicable, be withdrawn from the governmental authority to which they were made.

B.                 Remedies.

(1)               Seller’s Remedies. Subject to the rights of termination provided by Article 14, if Closing does not occur because of the failure by Buyer to satisfy the conditions to Closing or the Closing obligations, as the case may be, on account of breaches of any of the representations and warranties made by Buyer in this Agreement, or the failure to comply with the covenants or other obligations of Buyer set forth herein, Seller’s sole and exclusive remedy against Buyer shall be the right to enforce specific performance of this Agreement. If Closing does occur, Seller shall have all rights and remedies available at law or in equity against Buyer. No single or partial exercise of any such right precludes any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement and the Closing Documents are the exclusive remedies of Seller and all other remedies are waived by Seller.

(2)               Buyer’s Remedies. Subject to the rights of termmination provided by Article 14, if Closing does not occur because of the failure of Seller to satisfy the conditions to Closing or the Closing obligations, as the case may be, on account of breaches of any of the representations and warranties made by Seller in this Agreement, or the failure by Seller to comply with the covenants or other obligations of Seller set forth herein, Buyer’s sole and exclusive remedy against Seller shall be the right to enforce specific performance. If Closing does occur, Buyer shall have all rights and remedies available at law or in equity against Seller. No single or partial exercise of any such right precludes any other or further exercise thereof or the exercise of any other right. The remedies provided in this Agreement and the Closing Documents are the exclusive remedies of Buyer and all other remedies waived by Buyer. Notwithstanding anything to the contrary in this Agreement, if Buyer is not ready, willing and able for Closing to occur on or before December 31st, 2011, this Agreement will terminate and neither Party shall have any recourse against the other Party regardless of any breaches of any of the representations and warranties made by Seller in this Agreement, or the failure by Seller to comply with the covenants or other obligations of Seller set forth herein.

XV.
Miscellaneous

Counterparts; Effectiveness.

This Agreement and any document or other instrument delivered hereunder may be executed in counterparts, each of which shall be deemed an original instrument, but which together shall constitute but one and the same instrument. Any counterpart of this Agreement or any document or other instrument delivered hereunder may be delivered by facsimile. Any facsimile signature shall be replaced with an original signature as promptly as practical.

B.                 Governing Law; Jurisdiction; Process.

(1)               THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY SHALL BE GOVERNED BY AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT GIVING EFFECT TO PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW RULES THAT WOULD DIRECT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION.

(2)               SUBJECT TO THE ARBITRATION AGREEMENT SET FORTH IN SECTION 15.11, BUYER AND SELLER CONSENT TO PERSONAL JURISDICTION IN ANY LEGAL ACTION, SUIT OR PROCEEDING WITH RESPECT TO THIS AGREEMENT IN ANY COURT, FEDERAL OR STATE, WITHIN THE CITY OF HOUSTON, COUNTY OF HARRIS, TEXAS, HAVING SUBJECT MATTER JURISDICTION AND WITH RESPECT TO ANY SUCH CLAIM, BUYER AND SELLER IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY CLAIM, OR ANY OBJECTION THAT BUYER OR SELLER MAY NOW OR HEREAFTER HAVE, THAT VENUE OR JURISDICTION IS NOT PROPER WITH RESPECT TO ANY SUCH LEGAL ACTION, SUIT OR PROCEEDING BROUGHT IN SUCH COURT IN THE CITY OF HOUSTON, COUNTY OF HARRIS, TEXAS, INCLUDING ANY CLAIM THAT SUCH LEGAL ACTION, SUIT OR PROCEEDING BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM AND ANY CLAIM THAT BUYER OR SELLER ARE NOT SUBJECT TO PERSONAL JURISDICTION OR SERVICE OF PROCESS IN SUCH CITY OF HOUSTON, COUNTY OF HARRIS, FORUM.

Entire Agreement.

This Agreement and the Appendices, Schedules and Exhibits hereto and thereto contain the entire agreement between the parties with respect to the subject matter hereof and there are no agreements, understandings, representations or warranties between the parties other than those set forth or referred to herein.

Expenses.

Buyer shall be responsible for all recording, filing or registration fees and transfer taxes or fees for any assignment or conveyance delivered to Buyer under or pursuant to this Agreement. All other costs and expenses incurred by either party hereto in connection with all things required to be done by it hereunder, including attorneys’ fees, accountant fees and the expense of environmental and title examination, shall be borne by the party incurring same.

Notices.

All notices hereunder shall be sufficiently given for all purposes hereunder if in writing and delivered personally, sent by documented overnight delivery service or, to the extent receipt is confirmed, by United States mail, telecopy, telefax or other electronic transmission service to the appropriate address or number as set forth below.

To Seller:

[CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED]

Attn: [CONFIDENTIAL TREATMENT REQUESTED]

Telephone: [CONFIDENTIAL TREATMENT REQUESTED]

Facsimile: [CONFIDENTIAL TREATMENT REQUESTED]

and

[CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED]

Attn: [CONFIDENTIAL TREATMENT REQUESTED]

Telephone: [CONFIDENTIAL TREATMENT REQUESTED]

Facsimilie: [CONFIDENTIAL TREATMENT REQUESTED]

To Buyer:

North American Energy Resources Inc.

228 St. Charles Avenue, Suite 724

New Orleans, Louisiana 70130

Attn: Mr. Clinton W. Coldren

Telephone: (504) 561 - 1151

Facsimile: (504) 561 - 1153

Or at such other address and to the attention of such other person as a party may designate by written notice to the other party.

Successors and Assigns.

This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Until Closing, this Agreement may not be assigned by any party hereto except with the prior written consent of the other party and any such assignment shall be void and of no force or effect.

Amendments and Waivers.

This Agreement may not be modified or amended except by an instrument in writing signed by both parties. Any party hereto may, only by an instrument in writing, waive compliance by another party with any term or provision of this Agreement on the part of such other party hereto to be performed or complied with. The waiver by any party hereto of a breach of any term or provision of this Agreement shall not be construed as a waiver of any subsequent breach.

Attorneys’ Fees.

The prevailing party in any legal or other proceeding brought under or to enforce this Agreement shall be additionally entitled to recover court costs, reasonable costs of arbitration (subject to Section 15.11) and reasonable attorneys’ fees from the nonprevailing party.

Severability.

If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any adverse manner to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Time of Essence.

Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day, then the date for giving such notice or taking such action shall be the next day which is a Business Day.

Arbitration.

Any dispute, controversy, or claim (a “Dispute”) arising out of or in connection with this Agreement shall be referred to and determined by a binding arbitration, as the sole and exclusive means of dispute resolution of the parties as to the Dispute, conducted in accordance with the American Arbitration Association (“AAA”) arbitration rules for commercial disputes (the “Rules”), which are deemed to be incorporated by reference, except that in the event of any conflict between those Rules and the arbitration provisions set forth below, the provisions set forth below shall govern and control. The arbitral tribunal (“Tribunal”) shall apply the law referred to in Section 15.2 in resolving the Dispute. The Tribunal shall be composed of three (3) arbitrators, with Buyer and Seller each appointing one arbitrator within thirty (30) days of a party invoking such Party's right to arbitration, and the two (2) arbitrators so appointed within thirty (30) days of their both being appointed appointing the third arbitrator who shall act as a Chairman of the Tribunal. Should any arbitrator fail to be appointed as aforesaid, then such arbitrator shall be appointed by the AAA in accordance with the Rules. All arbitrators must be neutral parties who have never been officers, directors or employees of the Parties or any of their Affiliates, must have not less than ten (10) years experience in the oil and gas industry, and must have a formal financial/accounting, engineering or legal education. The arbitration shall be held in Houston, Texas, and the proceedings shall be conducted and concluded as soon as reasonably practicable, based upon the schedule established by the Tribunal, but in any event the decision of the Tribunal shall be rendered within ninety (90) days following the selection of the Chairman of the Tribunal. The decision of the Tribunal shall be final and binding upon the parties. Judgment upon the award rendered by the Tribunal may be entered in, and enforced by, any court of competent jurisdiction. If the arbitration involves the Final Settlement Statement, the parties shall each bear their own expenses including attorneys’ fees and share the fees of the Chairman of the Tribunal. The Tribunal shall not have the authority to grant or award indirect or consequential damages, punitive damages or exemplary damages.

IN WITNESS WHEREOF, this Agreement has been signed by or on behalf of each of the parties as of the day first above written.

SELLER:

[CONFIDENTIAL TREATMENT REQUESTED]

By: ____________________________

Name: [CONFIDENTIAL TREATMENT REQUESTED]

Its: [CONFIDENTIAL TREATMENT REQUESTED]

[CONFIDENTIAL TREATMENT REQUESTED]

By: ____________________________

Name: [CONFIDENTIAL TREATMENT REQUESTED]

Its: [CONFIDENTIAL TREATMENT REQUESTED]

BUYER:

NORTH AMERICAN ENERGY RESOURCES INC.

By: ______________________________

Name: Clinton W. Coldren

Its: Chief Executive Officer